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Proxy Statement
Corporate Governance
Report of the Audit Committee
Compensation Committee Report

NOTICE OF ANNUAL MEETING PROXY STATEMENT
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287

Richard A. Cheap	Preliminary Copy
General Counsel and Secretary

Notice of Annual Meeting of Shareholders

To Our Shareholders:

The Forty-Third Annual Meeting of Shareholders of Huntington Bancshares Incorporated will be held at the Arena Grand Movie Theatre, 175 W. Nationwide Boulevard, Columbus, Ohio, on Wednesday, April 22, 2009, at 11:00 a.m., local Columbus, Ohio time, for the following purposes:

(1)	to elect four directors to serve as Class I Directors until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	to consider and vote upon a proposal to approve the Amended and Restated 2007 Stock and Long-Term Incentive Plan;

(3)	to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Huntington Bancshares Incorporated for the year 2009;

(4)	a non-binding advisory vote on the compensation of executives as disclosed in the accompanying proxy statement; and

(5)	to transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

You will be welcome at the meeting, and we hope you can attend. Directors and officers of Huntington Bancshares Incorporated and representatives of its independent auditors will be present to answer your questions and to discuss its business.

Your vote is important. We urge you to vote as soon as possible so that your shares may be voted in accordance with your wishes. You may vote by executing and returning your proxy card in the accompanying envelope, or by voting electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

Sincerely yours,

Richard A. Cheap

March [4], 2009

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 22, 2009

The proxy statement and annual report to security holders are available at www.edocumentview.com/HBAN2009

Information for Shareholders Who Plan to Attend the 2009 Annual Meeting of Shareholders

The Arena Grand Movie Theater is located at 175 W. Nationwide Boulevard, Columbus. Complimentary parking is available at the attached Marconi Parking Garage. Please allow time for parking and travel to the meeting location.

From I-70 East

Take Exit 99C, Rich/Town Street exit onto State Route 315 North. Take Dublin Road/Long Street exit. Turn right onto West Long Street (US-33). Turn left onto Neil Avenue. Turn right onto Nationwide Boulevard. Turn right onto Marconi Boulevard. Go one-half block to the Marconi Parking Garage. The garage entrance will be on your right.

From I-70 West

Take Exit 99C, Rich/Town Street exit onto State Route 315 North. Take Dublin Road/Long Street exit. Turn right onto West Long Street (US-33). Turn left onto Neil Avenue. Turn right onto Nationwide Boulevard. Turn right onto Marconi Boulevard. Go one-half block to the Marconi Parking Garage. The garage entrance will be on your right.

From I-670 East

Take Exit 3/Neil Avenue/Goodale Street onto West Goodale Street. Turn left onto Neil Avenue. Turn left onto West Nationwide Boulevard. Turn right onto Marconi Boulevard. Go one-half block to the Marconi Parking Garage. The garage entrance will be on your right.

From I-670 West

Take the Broad Street exit. Turn right onto Broad Street (US-40). Turn right onto Dublin Road (US-33). Turn left onto Neil Avenue. Turn right onto West Nationwide Boulevard. Turn right onto Marconi Boulevard. Go one-half block to the Marconi Parking Garage. The garage entrance will be on your right.

Proxy Statement

This proxy statement is provided on behalf of the board of directors of Huntington Bancshares Incorporated to solicit proxies to be voted at the annual meeting of Huntington shareholders to be held on April 22, 2009, and at any adjournment. We are making this proxy statement, together with a proxy card, available on the Internet, or mailing them, starting on or about March [12], 2009, to Huntington’s shareholders entitled to vote at the annual meeting.

Voting Procedures
Common stock shareholders of record at the close of business on February 18, 2009, are entitled to vote at the annual meeting. Huntington had 366,153,906 shares of common stock outstanding and entitled to vote on the record date. Holder’s of the company’s Series A Preferred Stock and Series B Preferred Stock are not entitled to vote these shares.

Shareholders will have one vote on each matter submitted at the annual meeting for each share of common stock owned on the record date. The shares represented by a properly submitted proxy will be voted as directed provided the proxy is received by Huntington prior to the meeting. A properly executed proxy without specific voting instructions will be voted FOR the nominees for director named in this proxy statement, FOR the approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2009, and FOR the approval of the advisory vote on executive compensation. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement thereof.

A shareholder may vote by proxy by using the telephone, via the Internet, or by properly signing and submitting a proxy card. A shareholder has the power to revoke his or her proxy at any time before it is exercised by filing a written notice with Huntington’s Secretary prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

Huntington will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Huntington representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview. Huntington has contracted with Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

Vote Required
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Huntington common stock will constitute a quorum at the meeting. Under the laws of Maryland, Huntington’s state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors and ratification of independent auditors, but not on non-routine matters.

The election of each nominee for director, approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan, approval of the ratification of the appointment of Deloitte & Touche LLP, and approval of the advisory vote on executive compensation will require the affirmative vote of a majority of all votes cast by the holders of common stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on these matters since they are not counted as votes cast at the meeting.

Election of Directors
Huntington’s board of directors currently consists of fourteen members, divided into three classes (two classes of five members each and one class of four members). On January 14, 2009 the board of directors appointed Stephen D. Steinour to the positions of Chairman, President and Chief

Executive Officer, succeeding Thomas E. Hoaglin, who had served in these capacities since 2001. Mr. Steinour was appointed to serve as a Class III member of the board of directors serving a term expiring in 2011. Mr. Hoaglin resigned from his position as a Class II Director as of January 20, 2009.

The terms of the five Class I Directors expire at this annual meeting. In 2008, the board of directors recommended and the shareholders approved an amendment to Huntington’s charter to eliminate the classified board structure and provide for annual election of all directors commencing with the 2011 annual meeting of shareholders. The Class III Directors elected at the 2008 annual meeting were elected to serve a three-year term expiring in 2011. Directors at this year’s annual meeting will each be elected to serve a two-year term expiring in 2011. At the 2010 annual meeting, shareholders will be asked to vote for the Class II Directors to serve a one-year term expiring in 2011. At the 2011 annual meeting and each succeeding annual meeting, shareholders will be asked to elect all directors to serve a one-year term until the next annual meeting and until their successors are elected and qualified.

Upon consultation with the Nominating and Corporate Governance Committee, the board of directors proposes the election of four Class I Directors at this meeting. John B. Gerlach, Jr., D. James Hilliker, Jonathan A. Levy, and Gene E. Little currently serve as Class I Directors of Huntington and are being nominated for re-election. Consistent with Huntington’s Corporate Governance Guidelines and Bylaws, Raymond J. Biggs, who has served as a Class I Director since 2002, is not being nominated for reelection since he is over the age of 70. The size of the board will be reduced to thirteen members effective as of this meeting.

The nominees for Class I Directors, if elected, will each serve a two-year term expiring at the 2011 annual meeting of shareholders and until their successors are elected. It is intended that, unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of Messrs. Gerlach, Hilliker, Levy and Little as Class I Directors. Huntington has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the number of directors may be decreased pursuant to the bylaws or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

The following tables set forth certain information concerning each nominee and each continuing director of Huntington.

CLASS I DIRECTORS
(NOMINEES FOR TERMS EXPIRING IN 2011)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

John B. Gerlach, Jr. Chairman, President, and Chief Executive Officer, Lancaster Colony Corporation, manufacturer and marketer of specialty foods and candles	54	1999	Lancaster Colony Corporation
D. James Hilliker Vice President/Managing Shareholder, Better Food Systems, Inc., owner, lessee and operator of Wendy’s fast food restaurant franchises in Ohio and Indiana	61	2007
Jonathan A. Levy President/Partner, Redstone Investments, real estate developer	48	2007
Gene E. Little Retired Senior Vice President and Treasurer, The Timken Company, international manufacturer of highly engineered bearings and alloy steels	65	2006	Bucyrus International

CLASS II DIRECTORS
(TERMS EXPIRE IN 2010)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

Marylouise Fennell, RSM Consultant, Higher Education Services, consultant to colleges and universities	69	2007
David P. Lauer Certified Public Accountant; Retired Managing Partner, Deloitte & Touche LLP, Columbus, Ohio office (1989 — 1997)	66	2003	Diamond Hill Investment Group, Inc. R. G. Barry Corporation
Gerard P. Mastroianni President, Alliance Ventures, Inc., real estate development and property management	53	2007
Kathleen H. Ransier Partner, Vorys, Sater, Seymour and Pease LLP, legal services	61	2003

CLASS III DIRECTORS
(TERMS EXPIRE IN 2011)

		Director
Name and Principal Occupation(1)	Age	Since	Other Directorships(2)

Don M. Casto III	64	1985
Principal /Chief Executive Officer, CASTO, real estate developers
Michael J. Endres	61	2003	Tim Horton’s, Inc.
Principal, Stonehenge Financial Holdings, Inc.,			Worthington Industries, Inc.
private equity investment firm
Wm. J. Lhota	69	1990
President and Chief Executive Officer, Central Ohio Transit Authority, provider of public transit for Central Ohio
David L. Porteous	56	2003
Attorney, McCurdy, Wotila & Porteous, a Professional Corporation, legal services
Stephen D. Steinour	50	2009	Exelon Corporation
Chairman, President, and Chief Executive Officer,
Huntington and The Huntington National Bank

(1)	Mr. Steinour’s business experience is described under “Executive Officers of Huntington” below. Each other director has held, or been retired from, the various positions indicated or other executive or professional positions with the same organizations (or predecessor organizations) for at least the past five years, except Mr. Lhota, who provided arbitration, mediation, and consulting services, along with teaching and lecturing on business ethics and engineering ethics, through his consulting firm LHOTA SERVICES, from January 2002 to September 2004. Mr. Lauer also served as a director of Huntington Preferred Capital, Inc. from September 2002 to February 2003.

(2)	Other directorships held in companies with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934.

Corporate Governance

Recent Initiatives
In 2007 Huntington asked shareholders to approve an amendment to Huntington’s charter to eliminate the classified board structure and provide for annual election of all directors. The amendment as approved eliminates the class structure in a manner that does not affect the unexpired terms of previously elected directors. Commencing with the 2011 annual meeting of shareholders, all directors will be elected for one-year terms.

In January 2009, the board of directors amended Huntington’s bylaws to provide for a majority vote standard for election of directors rather than a plurality vote standard. A nominee for election to the board of directors at a meeting of stockholders shall be elected only if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of the company’s proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting.

Transactions with Directors and Executive Officers
Indebtedness of Management
Many of Huntington’s directors and executive officers and their immediate family members are customers of Huntington’s affiliated financial and lending institutions in the ordinary course of business. In addition, directors and executive officers of Huntington also may be affiliated with entities which are customers of Huntington’s affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with Huntington. Such loans also have not involved more than the normal risk of collectibility or presented other unfavorable features.

Certain Other Transactions
Raymond J. Biggs, a director of Huntington, served as an officer of Huntington Bancshares Michigan, Inc. from 1990 to 1994, following Huntington’s acquisition of First Macomb Bank, of which Mr. Biggs was an executive officer. Mr. Biggs currently receives periodic payments from Huntington, which amounts represent the negotiated settlement of supplemental retirement and other benefits payable to Mr. Biggs under the Supplemental Retirement Income Agreement previously entered into between Mr. Biggs and First Macomb Bank. The negotiated benefits, as agreed upon in 1995, are annual payments of $15,159 beginning in 1995 and continuing for fifteen years, and monthly payments of $13,142 beginning in August of 2002 and continuing for fifteen years. As of January 1, 2009, the aggregate amount remaining to be paid to Mr. Biggs is $1,368,785.

The Huntington National Bank leases office space in Columbus, Ohio from a partnership of which the mother of director D. James Hilliker and her revocable trust are the partners. The current lease term runs through April 30, 2011 and the monthly rental is $4,500. As of January 1, 2009, the aggregate rental amount payable through the end of the current lease term is $126,000. Huntington has an option to renew the lease through April 30, 2016 at a monthly rental of $4,750.

The Huntington National Bank leases a banking office in Alliance, Ohio (acquired in the merger with Sky Financial Group, Inc.) from a limited liability company owned by director Gerard P. Mastroianni, his siblings and a family trust. The current term of this lease ends September 30, 2012. The Huntington National Bank currently pays $4,650 per month for rent including parking. As of January 1, 2009, the aggregate rental amount payable through the end of the current lease term is $209,250. Huntington has options to renew this lease for three additional five-year terms through September 30, 2027. The rental amount for each renewal period will be adjusted for increases in the Consumer Price Index with a cap of 10%.

Huntington Mezzanine Opportunities Inc., a wholly-owned subsidiary of Huntington, established in 2002 a private corporate mezzanine investment fund which provides financing in transaction amounts of up to $10 million to assist middle market companies primarily in the Midwest with growth or acquisition strategies. Stonehenge Mezzanine Partners LLC, as its sole purpose, serves as the asset manager of the fund. Under the investment management agreement with Huntington Mezzanine Opportunities Inc., Stonehenge Mezzanine Partners LLC receives a quarterly management fee equal to the greater of a fixed amount or a set percentage of the mezzanine loan balances. For the origination period under the agreement (which ended in 2008), the minimum quarterly management fee was equal to $262,500; thereafter the minimum is $62,500. Stonehenge Mezzanine Partners LLC is also eligible to receive a percentage of profits based on the performance of the investments. In 2008 Huntington Mezzanine Opportunities Inc. established a second private corporate mezzanine investment fund which operates substantially the same as the initial fund described above. Stonehenge Mezzanine Partners II LLC, an affiliate of Stonehenge Mezzanine Partners LLC, serves as the asset manager of the second fund and is entitled to the same management fees and percentage of profits as Stonehenge Mezzanine Partners LLC under the initial fund. During 2008, Stonehenge Mezzanine Partners LLC and Stonehenge Mezzanine Partners II LLC have collectively received management fees from Huntington Mezzanine Opportunities, Inc. of $1,972,031 and have collectively earned $2,376,908 as a percentage of profits. Michael J. Endres, a director of Huntington, has a 12.56667% equity interest in Stonehenge Mezzanine Partners LLC and a 12.5% equity interest in Stonehenge Mezzanine Partners II LLC.

The Huntington National Bank has a $10 million commitment for an equity investment in the Stonehenge Opportunity Fund II, LP, a $150 million investment fund and referred to as the Fund, which was organized on September 30, 2004. The Fund operates as a “Small Business Investment Company” licensed by the Small Business Administration. The Fund seeks to generate long-term capital appreciation by investing in equity and, in certain cases, mezzanine securities of a diverse portfolio of companies across a variety of industries. Management of Huntington and The Huntington National Bank determined that the investment would provide a cost effective means to participate in financing small businesses, provide a means of obtaining lending or investment credits under the Community Reinvestment Act and generally be favorable to Huntington. The Fund is managed by Stonehenge Partners, Inc., an investment firm of which Michael J. Endres is a principal and holds a 9.8% equity interest. The Fund pays to Stonehenge Partners, Inc. management fees not to exceed on an annual basis 2.00% of the aggregate of private capital commitments and Small Business Administration debentures of the Fund. In addition, Stonehenge Partners, Inc. is the controlling entity of Stonehenge Equity Partners, LLC, which serves as managing member of the Fund.

Review, Approval or Ratification of Transactions with Related Persons
The Nominating and Corporate Governance Committee of the board of directors oversees Huntington’s Related Party Transactions Review and Approval Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which Huntington was or is to be a participant, involves an amount exceeding $120,000 and in which a director, nominee for director, executive officer or immediate family member of such person has or will have a direct or indirect material interest. The Policy requires Huntington’s senior management and directors to notify the general counsel of any existing or potential “related party transactions.” The general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable to Huntington. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by Huntington’s management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed approved under this Policy. Any such loans that become subject to specific disclosure in Huntington’s annual proxy statement will be reviewed by the Nominating and Corporate Governance Committee at

that time. The Nominating and Corporate Governance Committee would also consider and review any transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Related Party Transaction Review and Approval Policy.

Independence of Directors
The board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each of the members. The board and the Nominating and Corporate Governance Committee have determined that a majority of the board’s members are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under such definition are: Raymond J. Biggs, Don M. Casto III, Marylouise Fennell, John B. Gerlach, Jr., D. James Hilliker, David. P. Lauer, Jonathan A. Levy, Wm. J. Lhota, Gene E. Little, Gerard P. Mastroianni, David L. Porteous and Kathleen H. Ransier. The board of directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members. The board of directors does not believe that any of its non-employee members has relationships with Huntington that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director.

In making the independence determinations for each of the directors under such definition, the board of directors took into consideration the transactions disclosed above. In addition, the board of directors considered that the directors and their family members are customers of Huntington’s affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. In addition, directors may also be affiliated with entities which are customers of Huntington’s affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business.

Board Meetings and Committees, Lead Director
The board of directors has separate standing Audit, Compensation, Executive, Nominating and Corporate Governance, Pension Review and Risk Committees. From time to time the board of directors may appoint ad hoc committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.  The board of directors appointed David L. Porteous as Lead Director in November 2007.

In addition, the board of directors has adopted a corporate governance program which includes Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all employees and, where applicable, to directors of Huntington and its affiliates. Huntington’s officers serving as chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

The Corporate Governance Guidelines provide that attendance at board of directors and committee meetings is of utmost importance. Directors are expected to attend the annual shareholders meetings and at least 75% of all regularly scheduled meetings of the board of directors and committees on which they serve. During 2008, the board of directors held a total of fifteen regular and special meetings. Each director attended greater than 75% of the meetings of the full board of directors and the committees on which he or she served. Thirteen of the fourteen members of the board attended the 2008 annual meeting of shareholders.

Shareholders who wish to send communications to the board of directors may do so by following the procedure set forth on the Investor Relations pages of Huntington’s website at www.huntington.com.

Board Committees
The table below indicates the standing committees of the board, the committee members during 2008, and the number of times the committees met in 2008.

Nominating
				& Corporate	Pension
	Audit	Compensation	Executive	Governance	Review	Risk
Committee Members	Committee	Committee	Committee	Committee	Committee	Committee

Raymond J. Biggs			Member			Member
Don M. Casto III		Member	Chair	Chair	Member
Michael J. Endres			Member			Member
Marylouise Fennell		Member		Member	Chair
John B. Gerlach, Jr.		Chair		Member	Member
D. James Hilliker		Member			Member
Thomas E. Hoaglin			Member
David P. Lauer	Chair
Jonathan A. Levy			Member			Member
Wm. J. Lhota						Chair
Gene E. Little	Member
Gerard P. Mastroianni	Member
David L. Porteous	Member
Kathleen H. Ransier						Member
Number of Meetings	10	5	0	2	2	6

Mr. Steinour and Mr. Porteous were appointed to the Executive Committee on January 22, 2009.

Audit Committee.  A primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and the internal control over financial reporting. The Audit Committee also provides assistance to the board of directors in overseeing the internal audit division and the independent registered public accounting firm’s qualifications and independence; compliance with Huntington’s Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies.

The board of directors has determined that each of David P. Lauer, Chairman of the Audit Committee, and Gene E. Little qualifies as an “audit committee financial expert” as the term is defined in the SEC rules and as an “independent director” as the term is defined in the Nasdaq Stock Market Marketplace Rules. Designation of Mr. Lauer and Mr. Little as audit committee financial experts by the board of directors does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. The SEC has determined that a person who is identified as an “audit committee financial expert” will not be deemed an expert for any purpose as a result of such designation.

Report of the Audit Committee

The following Audit Committee Report should not be deemed filed or incorporated by reference into any other document, including Huntington’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Huntington specifically incorporates the Audit Committee Report into any such filing by reference.

In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 with Huntington management and with Huntington’s independent registered public accounting firm, Deloitte & Touche LLP. This discussion included the selection, application and disclosure of critical accounting policies. The Audit Committee has also reviewed with Deloitte & Touche LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board in Rule 3526 regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by Deloitte & Touche LLP during 2008, the Audit Committee believes that the services provided by Deloitte & Touche LLP in 2008 are compatible with and do not impair Deloitte & Touche LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year 2008 for filing with the SEC.

Audit Committee
David P. Lauer, Chairman
Gene E. Little
Gerard P. Mastroianni
David L. Porteous

Compensation Committee.  The Compensation Committee periodically reviews and approves Huntington’s goals and objectives with respect to the compensation of the chief executive officer and other executive management. The Compensation Committee evaluates the performance of the chief executive officer and other executive management in light of such goals and objectives, and sets their compensation levels based on such evaluation. The Compensation Committee also advises the board of directors with respect to compensation for service by non-employee directors on the board of directors and its committees. This Compensation Committee also makes recommendations to the board of directors with respect to Huntington’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibility imposed on the Compensation Committee by any of these plans.

Huntington designs its executive and director compensation programs through a combined effort among Huntington management, the Compensation Committee and a third-party compensation consultant. Huntington’s management, including the chief executive officer, may make recommendations to the Compensation Committee with respect to the amount and form of executive and director compensation. Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation. The chief executive officer also makes recommendations to the Compensation Committee regarding the performance and compensation of his direct reports, which include the executive officers.

Huntington has retained the services of a third-party consultant through Watson Wyatt & Company to provide consulting services to the Compensation Committee. The Compensation Committee has direct access to the consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. In addition, from time to time, the consultant provides information and analysis to Huntington’s management at its request for use by the Compensation Committee.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms of advisors, including an outside compensation consultant. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan. The Compensation Committee may not however delegate the determination of compensation for executive officers. The Compensation Committee may obtain the approval of the board of directors for equity incentive awards in order to qualify such awards under Rule 16b-3 of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation
Huntington has no Compensation Committee interlocks. In addition, no member of the Compensation Committee has been an officer or employee of Huntington.

Compensation Committee Report

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including Huntington’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Huntington specifically incorporates this Report into any such filing by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2009 annual meeting of shareholders.

In addition, The Compensation Committee certifies that it has reviewed with the company’s senior risk officers the named executive officer compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of Huntington.

Compensation Committee
John B. Gerlach, Jr., Chairman
Don M. Casto III
Marylouise Fennell
D. James Hilliker

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s primary responsibilities are to review annually the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented, in the Nominating and Corporate Governance Committee’s judgment, and to assure that the composition of the board of directors complies with applicable laws and regulations; review the qualifications of persons recommended for board of directors membership, including persons recommended by shareholders; discuss with the board of directors standards to be applied in making determinations as to the independence of directors; and review annually the effectiveness of the board of directors, including but not limited to, considering the size of the board of directors and the performance of individual directors as well as collective performance of the board of directors. The Nominating and Corporate Governance Committee reviews and approves related party transactions. Other primary responsibilities of the Nominating and Corporate Governance Committee include reviewing and making appropriate changes to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Huntington’s directors, officers and employees.

Director Nomination Process
Each person recommended by the Nominating and Corporate Governance Committee for nomination to the board of directors must be an active leader in his or her business or profession and in his or her community. Diversity is considered by the Nominating and Corporate Governance Committee when evaluating nominees because the board of directors believes that board membership should reflect the diversity of Huntington’s markets. The Nominating and Corporate Governance Committee evaluates potential nominees, including persons recommended by shareholders, in accordance with these standards which are part of the Corporate Governance Guidelines. From time to time the Nominating and Corporate Governance Committee may develop specific additional selection criteria for board membership, taking into consideration current board composition and ensuring that the appropriate knowledge, skills and experience are represented. There are no specific additional criteria at this time. Huntington generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential board nominees.

Shareholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may send a written notice to the Secretary at Huntington’s principal executive offices. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Huntington securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since the last disclosure of this item.

Other Standing Committees.  The Executive Committee considers matters brought before it by the chief executive officer. This Committee also considers matters and takes action that may require the attention of the board of directors or the exercise of the powers or authority of the board of directors in the intervals between meetings of the board of directors. The Pension Review Committee provides recommendations to the board of directors in connection with actions taken by the board of directors in fulfillment of the duties and responsibilities delegated to Huntington and/or the board of directors pursuant to the provisions of Huntington’s retirement plans. In addition, the Pension Review Committee acts on behalf of the board of directors in fulfilling such duties and responsibilities as are delegated by written action of the board of directors. The Pension Review Committee also takes such actions as are specifically granted to the Pension Review Committee pursuant to retirement plan documents. The Risk Committee assists the board of directors in overseeing Huntington’s enterprise-wide risks, including credit, market, operational, compliance and fiduciary risks. Towards this end, the Risk Committee monitors the level and trend of key risks, management’s compliance with board-established risk tolerances and Huntington’s risk policy framework. The Risk Committee also oversees material pending litigation, monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the board of directors and the adequacy of management’s response.

Ownership of Voting Stock
The beneficial ownership of Huntington common stock as of December 31, 2008, by each of Huntington’s directors and nominees for director, five named executive officers, and directors and executive officers as a group, as of December 31, 2008, is set forth below.

	Shares of
	Common Stock		Percent
	Beneficially		of
Name of Beneficial Owner	Owned(1)		Class

Daniel B. Benhase	386,114	(3)	*
Raymond J. Biggs	1,779,173	(2)(4)	*
Don M. Casto III	434,911	(2)(4)	*
Michael J. Endres	100,139	(4)	*
Marylouise Fennell	31,498		*
John B. Gerlach, Jr.	1,688,290	(2)(4)	*
D. James Hilliker	237,722	(2)(4)	*
Thomas E. Hoaglin	1,824,705	(2)(3)	*
Donald R. Kimble	154,460	(3)	*
David P. Lauer	51,013	(2)	*
Jonathan A. Levy	175,234	(2)	*
Wm. J. Lhota	150,999	(2)(4)	*
Gene E. Little	25,759	(2)(4)	*
Gerard P. Mastroianni	138,148	(2)	*
Mary W. Navarro	189,321	(2)(3)	*
James W. Nelson	125,639	(3)	*
David L. Porteous	457,411	(2)(4)	*
Kathleen H. Ransier	28,504	(2)	*
Stephen D. Steinour	0		*
Directors and Executive Officers as a group (21 in group)	8,488,078	(2)(3)(4)	2.27%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security. Figures include the number of shares of common stock which could have been acquired within 60 days of December 31, 2008, under stock options as set forth below. The stock option shares reported for Ms. Fennell and Messrs. Hilliker, Levy and Mastroianni were awarded under stock option plans of Sky Financial (or its predecessors) and converted to Huntington options. The rest of the reported stock options were awarded under Huntington’s stock option plans.

Mr. Benhase	343,879
Mr. Biggs	25,000
Mr. Casto	58,615
Mr. Endres	25,000
Ms. Fennell	25,902
Mr. Gerlach	58,615
Mr. Hilliker	85,750
Mr. Hoaglin	1,557,479
Mr. Kimble	123,813
Mr. Lauer	25,000
Mr. Levy	121,181
Mr. Lhota	58,615
Mr. Little	0
Mr. Mastroianni	88,942
Ms. Navarro	165,812
Mr. Nelson	91,313
Mr. Porteous	17,500
Ms. Ransier	25,000
Mr. Steinour	0
All Directors and Executive Officers as a Group	3,360,098
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(2)	Figures include 5,277 shares, 11,779 shares, 50,812 shares, 8,642 shares 5,712 shares, 16,143 shares, 9,182 shares, 200 shares, 80,650 shares, and 1,752 shares of common stock owned by members of the immediate families or family trusts of Messrs. Biggs, Casto, Gerlach, Hilliker, Lauer, Levy, Little, Mastroianni and Porteous, and Ms. Ransier, respectively; 1,728,838 shares, 1,488,811 shares, 1,762 shares, 2,766 shares owned by various corporations and partnerships attributable to Messrs. Biggs, Gerlach, Levy, and Mastroianni, respectively; and 77,400 shares owned jointly by Mr. Hoaglin and his spouse, 16,777 shares owned jointly by Mr. Lhota and his spouse; 3,456 shares owned jointly by Ms. Navarro and her spouse, and 290,044 shares owned jointly by Mr. Porteous and his spouse.

(3)	Figures include the following shares of common stock held as of December 31, 2008 in Huntington’s Supplemental Stock Purchase and Tax Savings Plan: 4,439 for Mr. Benhase, 28,707 for Mr. Hoaglin, 4,189 for Mr. Kimble, 5,902 for Ms. Navarro, 16,619 for Mr. Nelson and 75,326 for all executive officers as a group. Prior to the distribution from this plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan. Figures also include the following shares of common stock held as of December 31, 2008 in Huntington’s Executive Deferred Compensation Plan: 101,041 for Mr. Hoaglin and 106,191 for all executive officers as a group. Prior to the distribution from this plan to the participants, voting power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan.

(4)	Figures include the following shares of common stock held as of December 31, 2008, in Huntington’s deferred compensation plans for directors: 20,058 for Mr. Biggs, 141,605 for Mr. Casto, 18,139 for Mr. Endres, 36,964 for Mr. Gerlach, 5,078 for Mr. Hilliker, 10,486 for Mr. Lhota, 11,757 for Mr. Little and 22,224 for Mr. Porteous. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans. Mr. Hilliker’s total includes 9,703 shares held in the Sky Financial Group, Inc. Non-Qualified Retirement Plans I and II, and Mr. Little’s total includes 2,820 shares held in the Unizan Deferred Compensation Plan.

As of December 31, 2008, no person was known by Huntington to be the beneficial owner of more than 5% of the outstanding shares of Huntington common stock, except as follows:

	Shares of
	Common Stock
Name and Address	Beneficially	Percent of
of Beneficial Owner	Owned	Class

Barclays Global Investors, NA(1)	21,951,786	6.00%
400 Howard Street, San Francisco, CA 94105

State Street Bank and Trust Company(2)	19,563,606	5.30%
State Street Financial Center One Lincoln Street Boston, MA 02111

FMR LLC(3)	34,814,999	9.148%
82 Devonshire Street Boston, MA 02109

(1)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 5, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG have sole voting power over 19,437,023 of the shares and sole dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	This information is based on a Schedule 13G filed by State Street Bank and Trust Company, acting in various fiduciary capacities, on February 13, 2009. State Street Bank and Trust Company has sole voting power and shared dispositive power over all of the shares.
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(3)	This information is based on a Schedule 13G filed by FMR LLC (“FMR”) on February 17, 2009. All such shares are beneficially owned by five entities: (a) Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR is deemed to beneficially own 24,210,807 shares in its capacity as an investment advisor to various investment companies (“Fidelity Funds”). The number of shares owned by the Fidelity Funds includes 14,341,949 shares resulting from the assumed conversion of 171,415 shares of Huntington’s Series A Preferred Stock (as defined below). Edward C. Johnson III and FMR, through its control of Fidelity, and the Fidelity Funds, each has the sole power to dispose of the 24,210,807 shares beneficially owned by them. Strategic Advisers, Inc., a wholly owned subsidiary of FMR, is the beneficial owner of 1,922 shares in its capacity as an investment adviser providing investment advisory services to individuals. Pyramis Global Advisors, LLC (“Pyramis”), an indirect wholly owned subsidiary of FMR, is the beneficial owner of 462,203 shares in its capacity as investment manager of institutional accounts. The number of shares owned by those institutional accounts includes 171,519 shares resulting from the assumed conversion of 2,050 shares of Huntington’s Series A Preferred Stock. Edward C. Johnson III and FMR, through its control of Pyramis, each has sole dispositive power over 462,203 shares and sole power to vote or direct the vote of 462,203 shares. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly owned subsidiary of FMR, is the beneficial owner of 2,065,364 shares in its capacity as investment manager of institutional accounts. The number of shares owned by those institutional accounts includes 16,734 shares resulting from the assumed conversion of 200 shares of Huntington’s Series A Preferred Stock. Edward C. Johnson III and FMR, through its control of PGATC, each has sole dispositive power over 2,065,364 shares and sole power to vote or direct the vote of 1,947,864 shares. FIL Limited (“FIL”), a qualified institution that is separate from FMR but predominately controlled by Mr. Johnson and his family, is the beneficial owner of 8,074,703 shares. FIL has sole dispositive power over 8,074,703 shares and sole power to vote or direct the vote of 7,994,503 shares.

Huntington also has issued and outstanding 8.50% Series A non-voting perpetual convertible preferred stock (“Series A Preferred Stock”). As of December 31, 2008, Mr. Casto owned 300 shares, Mr. Endres owned 500 shares and Mr. Lauer owned 100 shares of Series A Preferred Stock, which collectively was less than 1% of the Series A Preferred Stock outstanding. In addition, as of December 31, 2008, Mr. Benhase owned, and Huntington’s executive officers as a group owned, 800 and 900 shares, respectively, of Class C Preferred Stock, $25.00 par value, issued by Huntington Preferred Capital, Inc., a subsidiary of Huntington, which collectively was less than 1% of the Class C Preferred Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Huntington’s officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish Huntington with copies of all Section 16(a) forms filed by them. To the best of its knowledge, and following a review of the copies of Section 16(a) forms received by it, Huntington believes that during 2008 all filing requirements applicable for reporting persons were met.

Compensation Discussion & Analysis
This Compensation Discussion and Analysis covers the compensation awarded to, earned by, or paid to the five named executive officers whose compensation is detailed in this proxy statement. These named executive officers are the chief executive officer, the chief financial officer and the other three most highly compensated executive officers serving as of December 31, 2008 as listed in the Summary Compensation Table.

Compensation Philosophy and Objectives
Huntington’s executive compensation programs are designed to balance the following key compensation objectives:

•	ensure a strong linkage between corporate, business unit and individual performance and pay;

•	integrate with Huntington’s annual and long-term strategic goals and tie awards to the levels of performance achieved, with opportunities to earn maximum awards for maximum performance;

•	encourage the alignment of senior management’s goals with those of shareholders with the ultimate goal of increasing overall shareholder value; and

•	attract and retain high quality key executives necessary to lead the company and provide continuity of management.

The company strives to provide an overall compensation package that is commensurate with the executive’s responsibilities, experience and demonstrated performance and to align the total compensation opportunity with those of peer organizations.

Huntington’s compensation policies and programs are generally the same for all executive officers; however, the actual amounts paid and potential incentive opportunities vary depending upon the executive’s role and scope of responsibility. For example, Mr. Hoaglin had a higher base salary and higher potential award opportunities due to his responsibilities as chief executive officer. In addition, because of his leadership role, Mr. Hoaglin’s annual cash incentive compensation was tied to overall corporate performance, whereas other named executive officers have components of their award tied to personal performance. The CEO is also held to a higher stock ownership guideline reflecting his increased stake in Huntington’s performance.

Huntington has worked to balance its compensation philosophy with the goal of achieving maximum deductibility under Internal Revenue Code Section 162(m). Huntington’s Management Incentive Plan and 2007 Stock and Long-Term Incentive Plan have been structured so that awards under these plans may qualify as performance-based compensation deductible for federal income tax purposes under Internal Revenue Code Section 162(m). However, Huntington’s ability to take a deduction for executive compensation under the Internal Revenue Code is currently limited due to Huntington’s participation in the U.S. Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs, and has revised a number of compensation and benefit plans, including the Executive Deferred Compensation Plan, to be Internal Revenue Code Section 409A compliant. In addition, Huntington also considers Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (FAS 123(R)) in administering its equity compensation program.

Participation in the TARP Capital Purchase Program
Capital Purchase Program — Executive Compensation Restrictions issued in October 2008. Upon participating in the U.S. Treasury’s Capital Purchase Program in November 2008, Huntington became subject to certain limitations on compensation with respect to the named executive officers that were established by the U.S. Treasury in October 2008 (the “October TARP Limitations”). Huntington was one of the qualified financial institutions approved for participation in the Capital Purchase Program, a component of the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008 (“TARP”). Under the October TARP Limitations, Huntington must structure its executive compensation programs to exclude incentives for its senior executive officers to take unnecessary and excessive risks that threaten the value of the institution. Second, Huntington must implement a provision for the recovery of any bonus or incentive compensation paid to a senior executive officer if the payments were based on materially inaccurate financial statements and any other materially inaccurate performance metric criteria. Third, Huntington must not make certain termination payments to its senior executive officers. Finally, Huntington agreed, as a condition to participate in the Capital Purchase Program, that it would be subject to a $500,000 annual deduction limit under IRC Section 162(m).

Within 90 days of Huntington’s participation in the Capital Purchase Program, the Compensation Committee met with the company’s Chief Risk Officer and other senior officers to review and analyze the relationship between Huntington’s risk management policies and practices and the incentive compensation arrangements for named executive officers. The Compensation Committee believes that the executive officer compensation arrangements do not encourage the named executive officers to take unnecessary and excessive risk that threaten the value of Huntington. While Huntington’s compensation programs do not directly limit risk-taking activities, the Compensation Committee concluded that Huntington’s compensation practices, which include the following elements, appropriately limit the ability of executive officers to benefit from taking unnecessary or excessive risks:

•	Executive stock ownership requirements;

•	Balance between base and incentive and equity compensation opportunity — base salary is approximately 1/3 to 1/2 of compensation opportunity for the named executive officers;

•	Limited overall payout potential;

•	Balance between short-term and long-term incentive compensation;

•	Limited stock option usage compared to full value equity awards; and

•	Recoupment policies.

In January 2009, Huntington voluntarily initiated cost-cutting measures that impact compensation including elimination of 2008 bonuses and annual merit increases, and suspending the employer match in the Huntington Investment and Tax Savings Plan and Supplemental Stock Purchase Plan. In addition, the board of directors has voted to be compensated in 2009 with shares of Huntington common stock rather than cash.

American Recovery and Reinvestment Act of 2009 — Additional Executive Compensation Restrictions. On February 17, 2009, the American Recovery and Reinvestment Act of 2009 was enacted (the “ARRA”). The ARRA significantly revises the restrictions on executive compensation which apply to institutions that have already received financial assistance under TARP as well as institutions that will receive assistance in the future (the “ARRA Restrictions”). Under the ARRA, the Secretary of the U.S. Treasury will require each TARP recipient to meet standards for executive compensation and corporate governance. Significant provisions impacting Huntington include:

•	A prohibition on any bonus, retention or incentive compensation, other than restricted stock awards limited to 1/3 of the value of “total annual compensation” for Huntington’s named executive officers and the next 20 most highly compensated employees; and

•	A prohibition on any severance payments to the named executive officers plus the next 5 most highly compensated employees.

The Secretary of the U.S. Treasury will promulgate rules to implement the ARRA Restrictions. Other standards specified in the ARRA include: limits on compensation that exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the institution; expanded clawback requirements; a prohibition on any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any employees; policies limiting excessive or luxury expenditures; a non-binding shareholder vote on executive compensation; and additional certification requirements. The ARRA Restrictions apply during any period in which any obligation arising from financial assistance under TARP remains outstanding.

Compensation Components
Huntington’s executive compensation philosophy and objectives are reflected in the structure of Huntington’s compensation programs for senior management which consist of the following principal components:

•	base salary

•	annual incentive awards

•	long-term incentive awards (including equity awards)

•	benefits

•	fringe benefits.

Of these components, increases to base salary, annual incentive awards, and long-term incentive awards are dependent on individual and/or company performance and competitive pay within the market. Annual incentive awards and long-term incentive awards are closely linked to the company’s financial performance compared with Huntington’s strategic plans for each plan year or plan cycle. The opportunity to earn annual incentive awards in cash and long-term awards in a combination of cash and stock provides a mix of variable compensation that integrates the Company’s short-term and long-term goals, as well as helps to attract and retain executive officers. Huntington does not currently have a set policy for dividing the aggregate amount of an executive’s compensation between cash and non-cash compensation or between short-term and long-term awards except as reflected in market competitive practices. Huntington’s focus is on total compensation.

Executive officers participate in the same benefit programs generally available to all employees. In addition, Huntington has a supplemental defined contribution plan and a supplemental defined benefit pension plan for eligible officers whose income exceeds the limits established by the Internal Revenue Service. Huntington also offers additional fringe benefits to certain senior officers including tax and financial planning services and paid parking. For Mr. Hoaglin, Huntington provided security monitoring for his personal residence and previously provided (through August 17, 2008) occasional personal use of a private airplane. All of the named executive officers are eligible to defer certain compensation under Huntington’s Executive Deferred Compensation Plan. In addition, all named executive officers have an Executive Agreement which provides income continuation security and benefit protection in the event of any change in control of Huntington.

These principal compensation components are further discussed below.

Recoupment Policies
The October TARP Limitations provide that bonus and incentive compensation paid to the named executive officers during the period the U.S. Treasury maintains an equity interest in Huntington acquired under the Capital Purchase Program are subject to recovery by Huntington if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The ARRA Restrictions expand this clawback provision to the next 20 most highly compensated employees as well and provides for recovery of any bonus, retention award, or incentive compensation based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate.

In addition, Huntington’s board of directors has previously adopted a recoupment policy that applies if the board determines that gross negligence, intentional misconduct or fraud by a current or former executive officer caused or partially caused the company to restate its financial statements. Under the policy, the board may require repayment of a portion or all of any incentive-based compensation paid and/or cancellation of any unvested restricted stock if the amount or vesting of the incentive compensation was calculated based or contingent upon the achievement of financial or operating results that were affected by the restatement and the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. Any recoupment would be at the board’s discretion and would be to the extent permitted by law and the company’s benefit plans, policies and agreements. There are also forfeiture and recoupment provisions contained in the 2007 Stock and Long-Term Incentive Plan specific to awards under that plan.

Employment Agreements
Huntington and Mr. Hoaglin, Huntington’s Chairman, President and Chief Executive Officer until January 14, 2009, previously entered into an employment agreement which entitled Mr. Hoaglin to an annual base salary of at least $865,000, a target annual bonus of no less than 100% of his annual base salary and long-term incentive and annual equity incentive awards on terms and conditions no less favorable than those provided to other senior executives of Huntington. Mr. Hoaglin was also entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to other senior executives of Huntington. The employment agreement also provided that Mr. Hoaglin was entitled to certain payments and benefits if his employment was terminated during the term of the employment agreement for certain reasons. Mr. Hoaglin’s severance benefits are subject to significant limitations imposed due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program. The ARRA Restrictions, which will be implemented by regulations to be issued by the Secretary of the U.S. Treasury Department, include an executive compensation standard that prohibits Huntington from making any severance payment to the named executive officers or the next 5 most highly-compensated employees, except for payments for services performed or benefits accrued. Huntington expects that Mr. Hoaglin will be impacted by this restriction. See “Potential Payments Upon Termination or Change in Control” below.

Huntington elected Stephen D. Steinour as Chairman, President and Chief Executive Officer, effective January 14, 2009. In connection with the commencement of his employment, Huntington and Mr. Steinour entered into an employment agreement effective as of January 14, 2009 with an initial term ending on December 31, 2013 subject to automatic three-year renewal periods upon expiration of the initial term and each renewal term. Pursuant to the agreement, Mr. Steinour will serve as Huntington’s President and Chief Executive Officer, reporting directly to the board of directors and will be initially appointed, and thereafter nominated, to serve as a member and Chairman of the Board. Pursuant to the agreement, Mr. Steinour has an initial annual base salary of $1,000,000 is eligible for an annual target incentive award opportunity equal to 110% of annual base salary (and a guaranteed minimum bonus of no less than 50% of the target incentive payment for 2009), is eligible for long-term incentive awards with a target award opportunity of 31.25% of annual base salary for each three-year performance cycle and is generally entitled to employee benefits, fringe benefits, perquisites and annual equity awards on terms and conditions no less favorable than those provided to other senior executives of the company.

In connection with entry into the employment agreement, Huntington awarded Mr. Steinour an inducement option to purchase 1,000,000 shares of Huntington’s common stock, with a per share exercise price equal to the closing price of Huntington’s common stock on January 14, 2009 ($4.95). The option vests in equal increments on each of the first five anniversaries of the date of grant, and expires on the seventh anniversary. The option was granted as an inducement option outside the terms of Huntington’s 2007 Stock and Long-Term Incentive Plan, but will be subject to the terms of the plan.

The employment agreement provides that, upon a termination of Mr. Steinour’s employment without “cause” or for “good reason” (each, as defined in the agreement), he is entitled to certain accrued amounts, a pro-rata annual incentive payment for the year of termination, which may be based on the higher of the target incentive payment and the incentive payment paid to Mr. Steinour for the year prior to the year of termination or may be based on actual performance, a lump sum cash severance amount equal to two times the sum of his annual base salary and the higher of the target incentive payment and the incentive payment paid to Mr. Steinour for the year prior to the year of termination and pro-rata long-term incentive plan awards for any open cycles, based on actual performance. Huntington and Mr. Steinour also entered into a change in control agreement, referred to as an Executive Agreement, to provide certain protections in the event of any actual or threatened change in control of Huntington, which is substantially similar to the Executive Agreement previously entered into between Huntington and Mr. Hoaglin. Mr. Steinour’s severance benefits under both the employment agreement and Executive Agreement are subject to the limitations imposed due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program.

Stock Ownership Guidelines
Consistent with the objective to align senior management’s goals with those of shareholders, the Compensation Committee has adopted stock ownership guidelines for key Huntington executives who are viewed as critical to the company’s success. Increased stock ownership also reinforces, for both the investing public and employees, senior management’s commitment to the company. Each executive has five years to reach a specified minimum ownership level of common stock derived from a multiple of his or her base salary. The multiple for Mr. Hoaglin as CEO was 5 times base salary. The requirement is 2 times base salary for the other named executive officers. To determine the individual ownership guidelines, the product of the multiple and base salary on the date the executive becomes subject to the guidelines is divided by the fair market value of Huntington’s common stock, as defined in Huntington’s equity compensation plans, on that date. The guidelines for each of the named executive officers were determined as of July 18, 2006, when the fair market value was $23.34. The guidelines for the named executive officers in terms of multiple of salary and number of shares are set forth below.

	Ownership
	Guidelines	Ownership
	(As a Multiple	Guidelines
Executive	of Salary)	(In Shares)

Thomas E. Hoaglin	5X	176,521
Donald R. Kimble	2X	32,134
Mary W. Navarro	2X	29,135
James W. Nelson	2X	31,705
Daniel B. Benhase	2X	27,164

Mr. Steinour’s ownership guideline is 1,010,101 shares based on a multiple of 5 times base salary and the fair market value of Huntington common stock on January 14, 2009, which was $4.95. If guidelines are not met by the fifth anniversary the affected officer will be required to defer at least 50% of any annual bonus earned and invest the deferral in Huntington stock. Shares held in Huntington’s benefits programs, including deferred compensation, and shares owned outside these plans will be counted for purposes of meeting ownership guidelines. The Compensation Committee retains the right to modify or adjust the ownership targets and time frames established for compliance under these guidelines, on an individual or aggregate basis, as may be necessary or desirable in the Compensation Committee’s discretion based on events or circumstances. The Compensation Committee has not currently adopted a policy regarding an officer’s hedging of the economic risk associated with the ownership of employer stock.

Determination of Compensation
Benchmarking
In determining compensation, Huntington regularly utilizes information on peer banks for comparative analysis relative to levels of compensation, financial performance, stock usage metrics and other key data. The peer banks used for comparative analysis are determined annually by Huntington management and the Watson Wyatt compensation consultant, and approved by the Compensation Committee. The peer banks are typically determined in July and data collected is from the most recent proxy statement filings. Two categories of peer banks are determined.

“Primary Peers” are those banks that represent the best market comparators for Huntington in terms of size (as an indicator for scope of responsibility) and mix of businesses. The process for determining the 2008 peers began with the selection of U.S. based publicly traded banks with assets as of December 31, 2007, ranging from approximately one-half of Huntington’s assets to approximately twice the amount of Huntington’s assets. This initial group of banks was then reviewed based upon business compatibility. Banks with a significantly different business mix and those under foreign ownership were eliminated from the group. The resulting group consisted of 8 reasonably comparable banks with assets ranging from $26 billion to $111 billion. “Reference Peers” were the four banks that were immediately larger than $111 billion in assets as of December 31, 2007 and were used to provide a frame of reference particularly with respect to compensation practices, the relationship of variable pay to base pay, share usage and performance.

Peer Banks Utilized During 2008

Primary Peers	Reference Peers

Colonial BancGroup	BB&T
Comerica	National City
Fifth Third	PNC Financial Services
First Horizon	Regions Financial
KeyCorp
M&T Bank Corp
Marshall & Ilsley
Zions Bancorp

Huntington also relies on survey data, and in 2008 utilized the 2007 Hewitt Financial Services Executive Total Compensation Survey and the 2007 Towers Perrin Financial Services Executive Database — U.S. Commercial Banks Report and the Long-Term Incentive Plan Report.

The Hewitt report provided data classified by industry and Huntington utilized the data representing the banking industry. The banking industry portion of their data consisted of 32 banks excluding Huntington. The data was provided primarily in two asset sizes: $40 — $74.9 billion and greater than $75 billion. For some positions, regional data was also used. Seven of Huntington’s Peers were included in the survey along with 25 other participants considered part of the banking industry for this survey which were: Bank of America, BankAtlantic Bancorp, Inc., BMO Financial Group

(Harris Bank), Capital One Financial, Compass Bank, Cullen/Frost Bankers, Inc., Downey Savings & Loan Assoc., Federal Home Loan Bank of Atlanta, Federal Home Loan Bank of Dallas, Federal Reserve Bank of Boston, Federal Reserve Bank of Cleveland, Federal Reserve Bank of New York, Federal Reserve Bank of St. Louis, HSBC Bank USA, Navy Federal Credit Union, The Northern Trust Company, Peoples Bank, RBC Centura Banks, Inc., San Antonio Federal Credit Union, SunTrust Banks, Inc., TD Banknorth, Inc., U.S. Bancorp, UnionBanCal Corporation, Wachovia and Wells Fargo and Company.

The Towers Perrin Survey of U.S. Commercial Banks Report represented 30 banks excluding Huntington. The banks in the survey ranged in size from approximately $6 billion to $2 trillion, with median asset size of $52 billion. Banks were grouped into two asset sizes as follows: less than $50 billion which included 12 banks and greater than $50 billion which included 18 banks. Eight Peers were included in the survey and the remaining 22 banks participating were as follows: Associated Banc-Corp, Bank of America, Bank of the West, Citigroup, Commerce Bancorp, Compass Bancshares, Cullen/Frost Bankers, Harris Bank, HSBC North America, IndyMac, Irwin Financial, People’s Bank, RBC Centura, Sovereign Bancorp, SunTrust Banks, SVB Financial, TD Banknorth, Union Bank of California, U.S. Bancorp, Wachovia, Webster Bank and Wells Fargo.

The Towers Perrin Long-Term Incentive Report represented all of the banks listed above in the Towers Perrin U.S. Commercial Banks Report including ten Peers with the exception of Colonial BancGroup and Zions Bankcorp. In addition, the following financial institutions were included in the report: Associated Banc-Corp, Bank of America, Bank of N.T. Butterfield & Son Limited, Bank of the West, Capital One Financial, Citigroup, Commerce Bancorp, Compass Bancshares, Federal Home Loan Bank of Pittsburgh, Federal Home Loan Bank of San Francisco, Harris Bank, HSBC North America, IndyMac, Irwin Financial, People’s Bank, RBC Centura, Sovereign Bancorp, SunTrust Banks, SVB Financial, TD Banknorth, Union Bank of California, U.S. Bancorp, Wachovia, Webster Bank and Wells Fargo. Data from the banks and financial institutions in the less than $50 billion asset range was reviewed along with data for the greater than $50 billion asset size for reference purposes.

When using data, data that fell closest to Huntington’s asset size was used when available. If data was not available for the asset size closest to Huntington, data representing the average of all participating companies was used. Data for the larger asset groups was reviewed as reference information. Where third party published surveys are mentioned in the following discussion, the reference is to these surveys described above.

Base Salary
Base salary is significant because it serves as the basis for determining eligible levels for certain benefits, and for certain key executive programs awards are determined as a multiple or percentage of base salary. Huntington also views base salary as an important factor in attracting and retaining key personnel. Huntington does not have a set policy to target compensation at a specific level of compensation in the market, however, Huntington typically positions base salaries for executive officers to fall between the 50th and 75th market percentile.

The Compensation Committee annually reviews salaries for the executive officers, other than the chief executive officer, in February. The review of the chief executive officer’s salary is typically later in the year so that the proxy statement data for current Reference Peers and Primary Peers can be compiled and considered. While reviewing salaries each year, Huntington also reviews the total compensation package for each executive officer. Huntington takes into consideration how adjustments in base salary affect other key compensation elements; a base salary that is too low or too high disproportionately affects the total compensation opportunity as the annual cash and performance awards are determined as a percentage of base salary.

The level of compensation selected for an executive in comparison to the market data can vary based on other relevant factors such as individual and business unit performance, scope of responsibility and accountability, cost of living, internal equity, annual merit budget or any other factors deemed important. The extent to which each of these factors is considered may vary from executive to executive. The chief executive officer evaluates the performance of, and makes merit recommendations for, each of the other named executive officers. The chief executive officer does not participate in the discussion of his own salary.

For the 2008 annual salary review for the named executive officers, Huntington’s management compiled comparative data with respect to each named executive officer’s position using the third party published surveys referenced above. The surveys used in 2008 primarily represented financial institutions of comparable size. The data referenced represented the 25th to 90th percentiles of the competitive market. With respect to Mr. Hoaglin’s salary review, recent data from proxy statements for the Reference Peer and Primary Peer banks was also compiled. The data provided base salary comparisons as well as comparisons for other key elements of compensation such as annual cash awards and long-term awards. The market data and annual merit recommendations were reviewed by the compensation consultant. The consultant provided comments and analysis to the Committee and was available for discussion and questions. For 2008, the Compensation Committee was also provided with a complete history of merit increases for each named executive officer along with the history of annual cash bonuses and any awards under Huntington’s stock programs in order to have a complete view of previous decisions and actions and of other elements of compensation. Decisions with respect to base salaries are discussed below under Discussion of 2008 Compensation.

Annual Cash Incentive Awards
As noted above, the ARRA Restrictions prohibit the payment or accrual of any bonus, retention award, or incentive compensation during the period which any obligation arising from financial assistance provided under TARP remains outstanding, except for certain long-term restricted stock awards. The discussion below covers Huntington’s compensation philosophy and programs for annual cash incentive awards in effect prior to the ARRA Restrictions.

Cash incentive awards may be earned on an annual basis under the Management Incentive Plan when specific, pre-determined goals are met in the short-term (one year). This plan aligns executive officers and other participants with common short-term corporate goals, which can change from year to year depending on Huntington’s strategic direction. The Management Incentive Plan, which was approved by the shareholders, provides a number of key performance criteria for corporate performance which the Compensation Committee can select from annually to set financial performance goals.

In February 2008, the Compensation Committee established the performance criteria and weightings, the performance goals at various levels of performance and the potential awards under the Management Incentive Plan for 2008. The Compensation Committee selected earnings per share, referred to as EPS, and efficiency ratio as the financial measures for plan year 2008. For this purpose efficiency ratio is defined as the ratio of total non-interest operating expense (less amortization of intangibles) divided by total revenues (less securities gains). The chief executive officer and the chief financial officer recommended that these criteria were the best objective measures of performance for Huntington for 2008 and also represented important indicators for relative performance of Huntington when compared to its peers. After considering Huntington’s performance for the prior year and the actual and expected performance of peers, the performance goals for each of these measures were set as Huntington’s targeted performance goals for the year. The compensation consultant also had the opportunity to comment on the measures and goals. The specific performance goals for 2008 are discussed under “Discussion of 2008 Compensation” below.

All participants have some portion of their awards dependent on the selected corporate performance criteria. The potential award for Mr. Hoaglin was based entirely on the selected corporate performance goals to align his interests with those of the shareholders. This also was intended to maintain the deductibility of the award payable to Mr. Hoaglin under the plan in relation to Internal Revenue Code Section 162(m) (now limited by TARP). The other named executive officers generally have additional goals based on their business unit and specified individual initiatives (referred to as “personal performance”). These business unit and individual goals were determined by Mr. Hoaglin, as the manager of each of the other named executive officers. The Plan also includes a discretionary component that can be used to adjust awards, other than awards subject to Section 162(m), up or down based on other factors that are critical to the company’s success.

Participants for the 2008 plan year were assigned to one of several incentive plan groups. The different incentive groups align award opportunities with internal peers and market practices. Each group had award opportunities tied to the achievement of threshold, target and maximum performance levels. The level of achievement affected the percentage of base salary that could have been earned under the plan components. Each incentive group also had different weightings of the plan components described above. Mr. Hoaglin made recommendations to the Compensation Committee as to the specific incentive plan group assignment for each of his direct reports, including the other named executive officers. The threshold award opportunities are typically set in the range of one-third to one-half of the target award and the maximum award opportunities are typically set as two times the target award. It is the intent of the Compensation Committee that maximum awards are only paid for truly exceptional performance and goals are set accordingly. The Management Incentive Plan allows for awards to be earned under each plan criterion and plan component, independent of the other criteria.

As it does each year, Huntington reviewed the award opportunities (expressed as a percentage of base salary) and actual award amounts for the named executive officers against data from published surveys mentioned above and in the case of Mr. Hoaglin, against the Peer Bank proxy statement information to ensure that the award opportunities align with the competitive market. The opportunities for the executive officers are targeted between the 50th and 75th percentiles of the market data. The level of award opportunity is also reviewed from a total compensation perspective. The award opportunity at target for Messrs. Kimble, Nelson and Benhase and Ms. Navarro was 50% of base salary with a maximum opportunity equal to 100% of base salary. Mr. Hoaglin’s target was set at 100% of base salary, which was the same as the target for Mr. Hoaglin for 2007. When performance goals are met, which means performance is at or above the threshold for any one component, participants are eligible to receive annual cash awards determined as a percentage of base salary earned over the plan year.

The threshold, target, and maximum award opportunities for the named executive officers for 2008 under the Management Incentive Plan are set forth in the table below.

	Threshhold	Target	Maximum
	Award	Award	Award
	Opportunity	Opportunity	Opportunity
	(As a	(As a	(As a
	Percentage of	Percentage of	Percentage of
	Base Salary)	Base Salary)	Base Salary)

Kimble, Navarro, Nelson and Benhase	22.1%	50.00%	100%
Hoaglin	50%	100.00%	200%

The table below shows how each plan component for 2008 is weighted when evaluating each of the named executive officers. For the named executive officers other than Mr. Hoaglin, the weighting of the corporate components was changed from 2007 in order to place more emphasis on corporate performance. For 2008, 75% of the award was dependent on corporate performance, and in 2007 60% of the award was dependent on corporate performance.

		Efficiency	Personal
	EPS	Ratio	Performance	Discretionary

Thomas E. Hoaglin	75%	25%	0%	0%
Donald R. Kimble	56.25	18.75	20	5
Mary W. Navarro	56.25	18.75	20	5
James W. Nelson	56.25	18.75	20	5
Daniel B. Benhase	56.25	18.75	20	5

Following the end of each plan year, the Committee determines whether the applicable performance goals have been met. The Committee may include or exclude “extraordinary events” or other factors, events or occurrences in determining whether a performance goal has been achieved. “Extraordinary events” are defined in the Management Incentive Plan and include:

•	changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results;

•	accruals for reorganization and restructuring programs;

•	special gains or losses in connection with the mergers and acquisitions or on the sale of branches or other significant portions of the company;

•	any extraordinary non-recurring items as described in APB Opinion No. 30 and/or in the MD&A of Financial Condition and Results of Operations appearing or incorporated by reference in the Annual Report on Form 10-K filed with the SEC

•	losses on the early repayment of debt; or

•	any other events or occurrences of a similar nature as determined by the Committee.

Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee as to the inclusion or exclusion of extraordinary events and other objective events or occurrences. As part of the certification process, the Compensation Committee will make specific inquiries into the relationship between the achievement of the performance goals and any accounting adjustments recommended by management. The Compensation Committee meets with representatives of the Audit Committee and obtains input from the third party compensation consultant in making this determination.

The Management Incentive Plan was designed in part to preserve the deductibility of compensation paid to covered officers under Code Section 162(m) which limits the deductibility of non-performance based compensation in excess of $1 million that is paid to covered officers. As noted above, Huntington’s ability to deduct compensation to executive officers is currently limited due to Huntington’s participation in TARP. Code Section 162(m) does not prohibit a company from reducing any amount of compensation otherwise payable. As such, the Compensation Committee has the discretion to reduce or eliminate an award that would otherwise be payable under the Management Incentive Plan. Except for identified covered officers, the Compensation Committee may increase individual awards based upon extraordinary circumstances. Notwithstanding the foregoing discussion, the Management Incentive Plan gives the Committee authority to provide compensation that may not be deductible under Code Section 162(m) if the Committee believes that such compensation would serve the best interests of Huntington.

In addition to cash awards under the Management Incentive Plan, the Compensation Committee may also approve discretionary cash bonuses outside this plan to the executive officers as the Compensation Committee deems appropriate, such as for extraordinary performance or for recruitment or retention purposes.

The determination of annual cash incentive awards payable to the named executive officers for 2008 is included in the “Discussion of 2008 Compensation” below.

Long-Term Incentive Compensation
Executive officers are also eligible to earn long-term incentive compensation consisting of equity awards and long-term performance awards under Huntington’s shareholder approved 2007 Stock and Long-Term Incentive Plan, referred to as the 2007 Plan. Equity awards are a critical part of Huntington’s compensation philosophy as they encourage the alignment of senior management’s goals with those of shareholders, with the ultimate goal of increasing overall shareholder value. Long-term performance awards are payable in recognition of achievement of Huntington’s goals over a period of time longer than one year, typically a three year period.

Long-Term Performance Awards
Huntington currently awards long-term performance awards under the 2007 Plan. Cycles beginning before 2007 operated under the 2004 Stock and Long-Term Incentive Plan, referred to as the 2004 Plan. The last cycle under the 2004 Plan ended on December 31, 2008 (the 2006 — 2008 cycle). The Compensation Committee selects the participants for this program and has limited participation to the most senior executives whose performance is likely to impact Huntington’s long-term strategic goals. Long-term performance awards are based on Huntington’s performance over three-year performance cycles

(however the plan allows two, three or four year cycles). These awards are payable in the form of stock, although up to 50% of an award may be paid in cash at the election of the participant.

The Compensation Committee selects the performance criteria and weightings, the performance goals at various levels of performance, and the potential awards for each cycle based on recommendations of Huntington’s management and the input of the compensation consultant. The 2007 Plan provides a list of approved performance criteria from which to choose. For each new cycle, Huntington’s chief executive officer and chief financial officer compile long-term strategic objectives and recommend appropriate performance measures and goals to the Compensation Committee for final approval. The Compensation Committee also solicits input from the Audit Committee and the third party compensation consultant regarding the recommended performance criteria and goals.

The 2006 — 2008 cycle ended on December 31, 2008. There are currently two other cycles pending under this program, the 2007 — 2009 and 2008 — 2010 cycles. Awards earned under any cycle will generally be paid in the first quarter of the year following the end of the respective cycle. Typically, a new cycle begins each year as is consistent with market practices and keeps future expectations in line with current expectations. Each cycle is typically three years because that time frame strikes a balance between providing a meaningful long-term award and reasonable goal setting.

The plan performance criteria for the 2006 — 2008 cycle were based on performance goals established for average annual growth in EPS and average ROE over the three-year period. The performance criteria for the 2007 — 2009 cycle are average annual growth in EPS and return on average annual tangible equity (referred to as ROTE) along with a third performance criteria which is average annual efficiency ratio. The performance criteria for the 2008 — 2010 cycle are average annual growth in EPS and annual efficiency ratio, and revenue growth. The chief executive officer and chief financial officer determined that these criteria were the best objective measures of performance for Huntington for the respective three-year periods. Revenue growth was added to the most recent cycle because of the importance of continued growth in Huntington’s core franchise and the achievement of revenue synergies available from the acquisition of Sky Financial Corp in 2007. This component replaces ROTE because Huntington did not engage in share repurchase activity in 2008. These criteria consider profitability and growth (by reviewing EPS) as well as quality of earnings (by reviewing ROE/ROTE). The 2007 - 2009 and the 2008 - 2010 cycles focus more strongly on control of expenses through the efficiency ratio component. The chief executive officer and the chief financial officer recommended to the Compensation Committee for approval the specific goals for each performance criteria under each cycle, taking into consideration the economic outlook for Huntington’s markets and the expected relative performance of peers over the same cycle. The weighting of the performance criteria for potential awards under the three cycles discussed above are set forth in the table below.

	2006-2008	2007-2009	2008-2010
Performance Criteria	Cycle	Cycle	Cycle

EPS Growth	60%	50%	50%
Efficiency Ratio	—	25%	25%
ROE	40%	—	—
ROTE	—	25%	—
Revenue Growth			25%
Credit Quality Multiplier			X

The award opportunities were established at the beginning of each cycle as a percentage of base salary and set at various levels of performance for plan threshold, target, superior and maximum performance results. The award opportunities as a percentage of base salary are the same for the cycle that just ended and for the current two cycles not yet completed. If performance falls between the established performance goals, the Committee uses straight-line interpolation to determine the appropriate level of earned award. Participants are assigned to one of three incentive groups and award opportunities vary among the three groups. The chief executive officer, due to his role with the company, participates in the highest level incentive group. The chief executive officer recommends to the Compensation Committee the incentive group placement for each of the other participants. Messrs. Kimble, Nelson and Benhase and Ms. Navarro have all been placed in the next highest incentive level below Mr. Hoaglin.

The threshold, target, superior and maximum award opportunities for the named executive officers under the 2006 — 2008 cycle and the two current cycles not yet completed are set forth in the table below.

2006-2008 Cycle
2007-2009 Cycle
2008-2010 Cycle
	Threshhold	Target	Superior	Maximum
	Award	Award	Award	Award
	Opportunity	Opportunity	Opportunity	Opportunity
	(As a	(As a	(As a	(As a
	Percentage of	Percentage of	Percentage of	Percentage of
	Base Salary)	Base Salary)	Base Salary)	Base Salary)

Kimble, Navarro, Nelson and Benhase	6.25%	25.00%	50.00%	100%
Hoaglin	7.8%	31.25%	62.5%	125%

For the 2006 — 2008 cycle the maximum awards listed above can be increased by up to 20% if maximum efficiency ratio targets established under the plan for the cycle are achieved or decreased by 10% if the 2008 efficiency ratio is worse than target. Awards for the 2007 — 2009 cycle can be increased by up to 20% or decreased by 10% based on the success of the Sky Financial integration, determined on a subjective basis by the Compensation Committee at the end of the cycle. Awards for the 2008 — 2010 cycle can be increased by up to 20% or decreased by 10% based on credit quality (net charge-offs) in 2010. Awards under this plan can only be paid if performance is at or above the threshold levels of performance criteria established for each cycle.

Following the end of each cycle, the Compensation Committee determines whether the applicable performance goals have been met. The Compensation Committee may include or exclude “extraordinary events” or any other factors, events or occurrences in determining whether a performance goal has been achieved. “Extraordinary events” are the same as those used in the Management Incentive Plan and discussed above.

Huntington’s chief executive officer and chief financial officer make recommendations to the Compensation Committee as to the inclusion or exclusion of extraordinary events and other objective events or occurrences. As part of the certification process, the Compensation Committee will make specific inquiries into the relationship between the achievement of the performance goals and any accounting adjustments recommended by management. The Compensation Committee meets with representatives of the Audit Committee and obtains the input of the third party compensation consultant in making this determination.

The number of shares that can be awarded to a participant is determined by dividing the dollar value of the award by the FMV (see more information on definition of FMV below) of a share of Huntington common stock as of the award date as determined by the Compensation Committee.

The 2006 — 2008 long-term performance cycle and determination of long-term performance ended December 31, 2008 is discussed under the “Discussion of 2008 Compensation” below.

Equity Awards
Huntington’s equity awards program for senior management currently consists of a combination of restricted stock units, referred to as RSUs and stock options. RSUs offer a strong emphasis on executive retention and continuity and have certain advantages for Huntington, as explained in greater detail below.

Grant Practices
The Compensation Committee considers grants of equity awards annually, and typically approves equity awards in July following the release of earnings. The option price for each grant of an option is equal to the fair market value of a share on the date the option is granted. Under the 2007 Plan, fair market value is generally defined as the closing price on the date of grant.

Huntington management annually compares (a) its level of stock grants relative to outstanding stock grants, and (b) the level of outstanding stock awards and stock available for grant relative to its common shares outstanding with similar levels for its Reference and Primary Peers.

To set the appropriate range of opportunity for individual grants, the compensation consultant reviewed the Towers Perrin 2007 Long-Term

Incentive Plan Report (mentioned previously), which provides data on grant levels by salary bands and separately for the chief executive officer and advised as to market comparable grant range opportunities. Other published surveys (mentioned previously) are used to determine market practices for positions similar to Huntington’s named executive officers. In addition, annual Peer’s Proxy Statement grant levels are reviewed for the chief executive officer and chief financial officer.

Mr. Hoaglin made the recommendations to the Compensation Committee for the number of shares to be awarded to his direct reports, including each of the named executive officers. Mr. Hoaglin did not make recommendations in regard to his own awards. In addition to the market data mentioned above, previous grant amounts and grants for internal peers are reviewed and factored into the grant decisions. Huntington’s management, with advice from the compensation consultant, based on current market practices, recommends the terms of the stock awards. The recommended grants and terms are then presented to the Compensation Committee for review and approval.

Stock Options and Restricted Stock Units
The goals of providing a combination of both stock options and RSUs are to attract and retain the talent the Company needs to be successful, align senior management with shareholder interests, promote and encourage stock ownership, reward performance achievements, and maintain simplicity for ease of understanding. Huntington believes that the use of stock options and restricted stock units will accomplish the goals established.

Stock options remain an important part of the long-term incentive compensation strategy for Huntington’s senior executives. Stock options encourage participants to focus on increasing Huntington’s stock price as these types of awards only have value if the stock price increases above the option price set at the fair market value on the date of grant. Stock options typically have a 7-year expiration date and vest equally over three years on each anniversary of grant. Huntington grants both Incentive Stock Options, referred to as ISOs, and Non-statutory Stock Options, referred to as NSOs, to its executive officers as approved by the Compensation Committee.

Restricted stock has the advantage of reducing share usage, which Huntington thinks is a positive aspect for our shareholders. In addition, Huntington believes that RSUs provide stronger retention value and create a stronger ownership alignment. Generally, the RSUs vest on the third anniversary of the grant provided the executive has been continuously employed through the date of vesting, subject to acceleration on certain terminations of employment and change in control transactions. Upon vesting the RSUs will be paid in shares. As an added benefit for additional retention value, the Compensation Committee approved the accumulation of dividends, which will be paid in cash when the underlying RSUs are paid.

Due to the decline in stock price experienced by Huntington and its competitors in 2008, equity awards at the same level of shares as in 2007 would have reflected a lower value. Huntington attempted to balance an appropriate value for awards with conservative use of shares. For 2008 awards, Huntington selected a ratio of 4 stock options to one RSU. Generally 2008 grant sizes were larger (in terms of numbers of shares) and in some cases supplemented with a cash award to provide a more competitive total award value.

Recipients of stock options and RSUs in 2008 were required to agree to a non-solicitation provision that will remain in effect for one year following termination of employment, unless termination is due to a change in control or not for cause. In addition, awards under the 2007 Plan are subject to forfeiture. Except following a change in control, in the event the Compensation Committee determines that a participant has committed a serious breach of conduct (which includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002), or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with Huntington, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to Huntington any gain realized or payment received upon exercise or payment of such award. In addition, awards may be forfeited upon termination of employment for cause.

Deferred Compensation
Huntington permits its senior officers to defer receipt of base salary, annual cash awards, RSUs and associated dividends, and long-term performance awards pursuant to the Executive Deferred Compensation Plan, a non-qualified plan. Huntington amended and restated the Executive Deferred Compensation Plan in 2008 primarily to comply with Internal Revenue Code Section 409A. Huntington believes that the Executive Deferred Compensation Plan provides a good vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and/or to save for long-term financial needs. Amounts deferred will accrue interest, earnings and losses based on the performance of the investment options selected by the participant. The investment options consist of Huntington common stock and a variety of mutual funds and are the same investment options available to all employees under Huntington’s defined contribution plan. Eligibility to participate in this plan is determined by the Compensation Committee from time to time. Each of the named executive officers is eligible to participate. Amounts payable under the Executive Deferred Compensation Plan are general unsecured obligations of Huntington. Such amounts, as well as any administrative costs relating to the Executive Deferred Compensation Plan, will be paid out of the general assets of Huntington to the extent not paid by a grantor trust. Amounts in this plan that are earned and vested on or after January 1, 2005 are subject to Internal Revenue Code Section 409A. The Executive Deferred Compensation Plan is also discussed following the table on Non-Qualified Deferred Compensation 2008 below.

Huntington also offers a supplemental defined contribution plan providing additional salary deferral for officers whose income exceeds the limits established by the Internal Revenue Service for qualified plans. This Supplemental Plan is discussed in greater detail following the table on Non-Qualified Deferred Compensation 2008.

Benefits
Huntington provides a comprehensive benefits package to its employees and Huntington’s executive officers are eligible for the same broad based benefits as other employees. These benefits consist of two qualified retirement plans and a variety of welfare benefits plans described below. Huntington also makes retiree medical coverage and life insurance available to employees satisfying the eligibility requirements for these benefits at the time of their termination of employment.

In addition, officers nominated by senior management and approved by the Committee are eligible to participate in a supplemental defined contribution plan and a supplemental defined benefit pension plan. The value of the benefits for which an executive is eligible does not impact the decisions with respect to the other components of the executive’s compensation.

Retirement Plans
Huntington maintains a broad-based tax qualified 401(k) plan, the Huntington Investment and Tax Savings Plan (HIP). Huntington also maintains the Huntington Bancshares Incorporated Supplemental Stock Purchase and Tax Savings Plan (Supplemental Plan), which is not a tax qualified plan. The purpose of the Supplemental Plan is to provide a supplemental savings program for selected Huntington employees who are unable to continue to make contributions to HIP for part of the year because they have made the maximum permitted pre-tax deferrals during a calendar year to HIP. The named executive officers are eligible to participate in both HIP and the Supplemental Plan. Additional detail about HIP and the Supplemental Plan can be found following the Non-Qualified Deferred Compensation 2008 Table below.

Huntington maintains the Huntington Bancshares Retirement Plan (Pension Plan) for its eligible employees. Huntington also maintains the Huntington Bancshares Incorporated Supplemental Retirement Income Plan (SRIP). The SRIP provides benefits according to the same benefit formula as the Pension Plan, except that benefits under the SRIP are not limited by the compensation and benefit limits of the Internal Revenue Code. The named executive officers are eligible to participate under the Pension Plan and the SRIP. Additional detail about the Pension Plan and SRIP is set forth following the Pension Benefits 2008 Table below.

Other Benefits
Huntington provides other benefits to executive officers on the same basis that they are provided to employees generally. Other benefits include medical, dental and vision benefits to all eligible employees through its group health plan.

Huntington provides basic group term life insurance coverage at no cost to employees and optional term life insurance and dependent term life insurance at their own expense. Eligible employees may also elect to receive accidental death and dismemberment insurance (AD&D) for themselves and their eligible dependents at their own expense. Huntington also provides business travel life and AD&D insurance coverage to its eligible employees. Huntington provides short and long term disability benefits to its employees at no cost. Other broad based benefits available to eligible employees include health and dependent care flexible spending accounts, and commuter, educational assistance and adoption benefits.

Huntington maintains a transition pay plan that provides benefits based upon an employee’s service with Huntington in the event employment is terminated as a result of his or her position being eliminated due to business or economic conditions or a job reassessment.

Fringe Benefits
Huntington offers certain fringe benefits to its more senior officers. The value of fringe benefits received by an executive officer does not impact decisions regarding other components of the executive officer’s compensation. All of the named executive officers who are located at Huntington’s headquarters in downtown Columbus are eligible for paid parking. Huntington also offers an allowance for tax and financial planning to its more senior officers, including the named executive officers, equal to 2% of base salary. For Mr. Hoaglin, Huntington provided security monitoring of his personal residence and occasional use of a private airplane.

Executive Agreements
Huntington has entered into change-in-control agreements, referred to as Executive Agreements, with its executive officers which provide certain protections for the executive officers, and thus encourage their continued employment, in the event of any actual or threatened change in control of Huntington. Huntington believes that the definition of change in control used in its Executive Agreements is standard within the financial services industry. Each executive officer is a party to one of three forms of Executive Agreement. The protections provided by the Executive Agreements include lump-sum severance payments and other benefits, as further described under “Potential Payments Upon Termination or Change in Control” below. Severance benefits for the named executive officers are subject to the significant limitations imposed due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program.

The following table sets forth the compensation paid by Huntington and its subsidiaries for each of the last three fiscal years ended December 31, 2008 to Huntington’s principal executive officer serving in 2008, principal financial officer, and the three other most highly compensated executive officers serving at the end of 2008.

Summary Compensation 2008

							Change in
							Pension
						Non-	Value and
						Equity	Non-
						Incentive	qualified
						Plan	Deferred	All Other
Name and Principal			Bonus	Stock	Option	Compen-	Compensation	Compensation
Position(1)	Year	Salary	(2)	Awards(3)	Awards(4)	sation(5)	Earnings(6)	(7)	Total(8)

Thomas E. Hoaglin	2008	$891,000	$0	$506,503	$771,632	$0	$235,838	$146,335	$2,551,308
Chairman, President and CEO	2007	870,417	0	353,507	743,571	0	107,648	110,064	2,185,207
	2006	841,083	0	116,657	856,578	820,477	134,338	67,207	2,836,340
Donald R. Kimble	2008	387,000	0	97,487	128,949	0	39,201	15,960	668,597
Chief Financial Officer	2007	385,000	0	60,388	191,548	103,950	28,676	14,805	784,367
	2006	370,833	0	19,443	205,114	257,312	28,111	16,465	897,298
James W. Nelson	2008	382,000	0	171,678	91,998	0	36,974	23,613	706,263
Chief Risk Officer	2007	380,000	0	141,612	169,480	94,240	28,880	20,056	834,268
	2006	367,833	0	104,368	156,452	255,230	48,126	18,149	950,158
Mary W. Navarro	2008	365,333	0	87,206	115,829	0	60,719	31,251	660,338
Senior Executive Vice President & Regional Banking Group President
Daniel B. Benhase	2008	330,000	0	101,384	137,435	0	46,771	18,821	634,411
Senior Executive Vice	2007	327,833	0	64,274	209,121	104,907	31,138	12,850	750,123
President & Senior Trust	2006	314,500	0	21,210	286,768	215,079	23,325	17,353	878,235
Officer

(1)	Mr. Hoaglin served as Chairman, President and Chief Executive Officer until January 14, 2009 when he was succeeded by Stephen D. Steinour. Ms. Navarro’s and Mr. Benhase’s titles and positions are with The Huntington National Bank. Ms. Navarro was not a named executive officer for 2006 or 2007.

(2)	Any cash bonuses paid outside the terms of the Management Incentive Plan would be reported in this column.

(3)	The amounts in this column are the dollar amounts recognized for financial reporting purposes for awards of restricted stock units in accordance with FAS 123(R), and includes the expense recognized during 2008 for any awards with unvested shares outstanding during the 2008 calendar year specifically including awards granted during the three year period ended December 31, 2008. The assumptions made in the valuation are discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for Huntington’s financial statements for the year ended December 31, 2008. The awards granted in 2008 and the grant date fair values of these units are reported in the Grants of Plan Based Awards Table. Any awards paid under the cycle of the long-term incentive award program that ended on December 31, 2008 would have been reported in this column; however, there were no awards for this cycle.

(4)	The amounts in this column are the dollar amounts recognized for financial reporting purposes for awards of stock options in accordance with FAS 123(R), and includes the expense recognized during 2008 for any stock options with unvested shares outstanding during the 2008 calendar year specifically including stock options granted during the four year period ended December 31, 2008. The assumptions made in the valuation are discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for Huntington’s financial statements for the year ended December 31, 2008. The stock options granted in 2008 and the grant date fair values of these units are reported in the Grants of Plan Based Awards Table.
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(5)	The amounts in this column are the amounts of annual cash incentive awards earned under the Management Incentive Plan.

(6)	The figures in this column are the change in the actuarial present value of each named executive officer’s accumulated benefit under two defined benefit and actuarial pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. The actuarial present values are determined as of December 31, the pension plan measurement date used for financial statement reporting purposes. On January 1, 2008, Huntington transitioned to a fiscal year end measurement date for both plan assets and benefit obligations as required by a new accounting standard. The change in present value for both the Pension Plan and SRIP for the twelve months ended December 31, 2008 is detailed below. Additional detail about Huntington’s defined benefit and actuarial pension plans is set forth in the discussion following the table of Pension Benefits 2008 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in
	Present	Change in
	Value	Present
	Retirement	Value
Name	Plan	SRIP	Total

Mr. Hoaglin	$44,541	$191,297	$235,838
Mr. Kimble	17,517	21,684	39,201
Ms. Navarro	27,105	33,614	60,719
Mr. Nelson	17,139	19,835	36,974
Mr. Benhase	23,808	22,963	46,771

(7)	All other compensation in this column includes contributions by Huntington for each of the named executive officers to two defined contribution plans: the Huntington Investment and Tax Savings Plan, referred to as HIP, and the Huntington Supplemental Stock Purchase and Tax Savings Plan. The contributions to each plan for 2008 are detailed below.

	Amounts	Amounts
	Contributed	Contributed
Name	to HIP	to SSPP	Total

Mr. Hoaglin	$9,200	$28,215	$37,415
Mr. Kimble	9,200	5,805	15,005
Mr. Nelson	9,200	10,823	20,023
Ms. Navarro	9,200	5,505	14,705
Mr. Benhase	9,200	3,850	13,050

This column also includes perquisites and personal benefits for Mr. Hoaglin and Ms. Navarro. Perquisites and personal benefits for Mr. Hoaglin in 2008 totaled $104,921 and included $87,101 which was the incremental cost to Huntington for Mr. Hoaglin’s occasional personal use of a private plane. The incremental cost consisted of charges for crew, landing and parking, fuel and oil, maintenance and repairs, supplies, radio maintenance and repairs, and outside services. Other perquisites and personal benefits for Mr. Hoaglin included financial planning, executive parking and security monitoring of his personal residence. Perquisites and personal benefits for Ms. Navarro totaled $13,063 and consisted of financial planning and travel expense for a family member. Perquisites and personal benefits for each of the other named executive officers did not exceed $10,000 and are not included.
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Premiums for group term life insurance paid by Huntington during 2008 for each named executive officer are also included in this column as follows: $3,999 for Mr. Hoaglin, $955 for Mr. Kimble, $1,375 for Ms. Navarro, $941 for Mr. Nelson and $801 for Mr. Benhase. Also included are dividends paid to Mr. Nelson upon the vesting of an RSU award in 2008 in the amount of $2,649.

(8)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

Grants of Plan-Based Awards 2008

										All Other
										Stock	All Other
			Estimated Possible			Estimated Future				Awards:	Option
			Payouts Under			Payouts Under				Number of	Awards:	Exercise or	Grant Date
			Non-Equity Incentive			Equity Incentive				Shares of	Number of	Base Price	Fair Value
		Date of	Plan Awards(1)			Plan Awards(2)				Stock or	Securities	of Option	of Stock
		Committee	Threshold	Target	Maximum	Threshold	Target	Superior	Maximum	Units	Under-Lying	Awards	and Option
Name	Grant Date	Action	($)	($)	($)	($)	($)	($)	($)	(#)(3)	Options(#)(4)	($/Sh)(5)	Awards($)(6)

Thomas E. Hoaglin			445,500	891,000	1,782,000
	02/19/2008	02/19/2008				69,498	278,438	556,875	1,113,750
	09/16/2008	09/16/2008								33,000			297,330
	09/16/2008	09/16/2008									165,000	9.01	311,454
Donald R. Kimble			85,527	193,500	387,000
	02/19/2008	02/19/2008				24,188	96,750	193,500	387,000
	07/21/2008	07/16/2008								14,000			97,580
	07/21/2008	07/16/2008									56,000	6.97	84,392
Mary W. Navarro			80,739	182,667	365,333
	02/19/2008	02/19/2008				22,938	91,750	183,500	367,000
	07/21/2008	07/16/2008								13,000
	07/21/2008	07/16/2008									52,000	6.97	90,610
	02/19/2008	02/19/2008											78,364
James W. Nelson			84,422	191,000	382,000
	02/19/2008	02/19/2008				23,875	95,500	191,000	382,000
	07/21/2008	07/16/2008								23,348			162,736
	07/21/2008	07/16/2008									36,000	6.97	54,252
Daniel B. Benhase			72,930	165,000	330,000
	02/19/2008	02/19/2008				20,625	82,500	165,000	330,000
	07/21/2008	07/16/2008								14,000			97,580
	07/21/2008	07/16/2008									56,000	6.97	84,392

(1)	Each of the named executive officers participated in the 2008 cycle of the Management Incentive Plan. The award opportunities presented in the table are based on salaries earned in 2008. Awards are paid in cash. As indicated in the Summary Compensation Table and discussed below, no awards were paid under the Management Incentive Plan with respect to 2008.

(2)	On February 19, 2008, the Compensation Committee selected each of the named executive officers to participate in a long-term incentive award cycle beginning on January 1, 2008 and ending on December 31, 2010, under the 2007 Stock and Long-Term Incentive Plan. The award opportunities are determined in dollar amounts and are presented in the table based on salaries as of December 31, 2008. An award is payable in shares of common stock equal to the value of the award, except a participant may elect to receive up to 50% of his or her award in cash.

(3)	The Compensation Committee awarded RSUs with a grant date of September 16, 2008 to Mr. Hoaglin and with a grant date of July 21, 2008 to each of the named executive officers. Each RSU award has a three-year vesting period, except 14,348 of the RSUs granted to Mr. Nelson had a six-month vesting period.
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(4)	The Compensation Committee awarded stock options with a grant date of September 16, 2008 to Mr. Hoaglin and with a grant date of July 21, 2008 to each of the other named executive officers. These stock options vest in three equal annual increments beginning one year from the date of grant.

(5)	Each stock option reported has a per share exercise price equal to the closing price of a share of Huntington common stock on the date of grant, as recorded on the Nasdaq Stock Market.

(6)	The amounts in this column are the grant date fair values of the awards of the RSUs and stock options reported in the table computed in accordance with FAS 123(R).

Discussion of 2008 Compensation
During 2008, the Compensation Committee considered and made decisions with respect to base salary increases and approved grants of equity awards. Following the end of the year, the Compensation Committee reviewed Huntington’s 2008 performance against applicable performance goals under the Management Incentive Plan and against the applicable performance goals for the Long-Term Incentive Plan award cycle that ended on December 31, 2008. However, as part of a cost cutting initiative, Huntington made a corporate decision that there would be no bonuses paid with respect to 2008.

The challenging credit environment and weakening economy impacted Huntington’s executive compensation in 2008. Salary increases, incentive compensation, and the value of existing equity awards were all negatively effected. Following the reported net loss for the fourth quarter of 2007, the board of directors approved in January 2008, as additional incentive, a cash retention payment arrangement for certain of the company’s senior officers, including three named executive officers. As recommended by Mr. Hoaglin, retention payments of $400,000 were approved for each of Daniel B. Benhase, Donald R. Kimble and Mary W. Navarro based on continued employment with the company through December 31, 2010.

Base Salary
At its February 2008 meeting, the Compensation Committee reviewed base salaries of the senior executive officers, other than Mr. Hoaglin. As noted above, the Compensation Committee does not review the CEO’s salary until later in the year after more recent peer bank proxy statement data is available. The Compensation Committee reviewed the market survey data described above and a complete history of merit increases and cash incentive and equity awards for each officer. The Compensation Committee determined that, based on the overall financial performance of the company at that time, and consistent with the recommendations of Mr. Hoaglin, there would be no increases approved in base salary for the majority of the senior executives reporting to the CEO. None of Messrs. Kimble, Nelson or Benhase received a salary increase for 2008. Ms. Navarro received a base salary increase of 2.80% which was approved in recognition of additional responsibilities she took on during 2008 in overseeing Operations and Technology.

The Compensation Committee reviewed Mr. Hoaglin’s salary in October 2008. The Compensation Committee was presented with material prepared by the consultant related to Mr. Hoaglin’s total compensation. The first analysis that the consultant provided compared Huntington’s full year 2007 performance based on various common performance metrics (such as the percentage change in EPS, return on average assets, return on average equity, 3-year total return, the efficiency ratio and deposit growth) against our 8 Primary Peers and 4 Reference Peers. A composite of the average rankings for these performance metrics showed Huntington to be in the bottom 1/3rd of performance against the Peer Group.

The consultant also provided analysis of recent proxy statements for the Primary and Reference Peers and provided analysis of various components of Mr. Hoaglin’s compensation that related to salary adjustments. In addition to the data from recent proxy statements, the analysis included 2007 published survey data along with the consultant’s assessment of the competitiveness of Mr. Hoaglin’s compensation. The consultant concluded that Mr. Hoaglin’s base salary was well below the peer and survey data levels of competitiveness estimated for 2008. However, due to the overall financial performance of the company, the Compensation Committee decided not to increase Mr. Hoaglin’s salary in 2008.

Annual Cash Incentive Awards
The two components for the 2008 Management Incentive Plan cycle tied to overall corporate performance were actual EPS and the efficiency ratio. Huntington’s actual results for 2008 for EPS were below the threshold level of performance, and the efficiency ratio was higher (worse) than the threshold level of performance. Even after consideration of adjustments for “extraordinary events” impacting 2008 performance, none of the corporate performance targets or threshold levels for 2008 was met.

The target, threshold and maximum goals and the actual values for the performance criteria are set forth in the table below.

		Efficiency
	EPS	Ratio

Threshold	$1.52	54.7%
Target	1.57	53.8
Maximum	1.66	52.6
2008 Actual	(0.44)	57.0
2008 Adjusted	0.46	56.8

Since Mr. Hoaglin’s award potential was based entirely on the corporate performance criteria, weighted 75% for EPS and 25% for efficiency ratio, Mr. Hoaglin was not eligible to receive an annual cash incentive award under the Management Incentive Plan. Although the company’s corporate performance goals were not met in 2008, the Compensation Committee could have approved annual cash incentive awards under the personal performance and discretionary components of the Management Incentive Plan. The potential awards for each of Messrs. Kimble, Nelson and Benhase and Ms. Navarro included both personal performance (20%) and discretionary (5%) components in addition to the corporate performance criteria. However, as noted above, Huntington determined not to pay bonuses with respect to 2008.

Long-Term Incentive Compensation
The 2006 — 2008 cycle of the Long-Term Incentive Awards program, which is discussed in detail above in the “Compensation Discussion and Analysis”, ended December 31, 2008. No awards were earned or paid under this cycle.

The goals for this cycle, which were established in February 2006 were based on average annual growth in EPS over the cycle with a baseline adjusted EPS of $1.68 and average annual ROE over the cycle, with the entire award subject to adjustment based on Huntington’s efficiency ratio performance in 2008.

The target, reported and adjusted values for performance criteria are set forth in the table below.

	Average	Average
	Annual	Annual
	EPS Growth	ROE

Threshold	6.00%	15.5%
Target	8.00	16.00
Superior	9.00	17.00
Maximum	10.00	18.00
Actual for Cycle	(41.5)	5.2
Adjusted for Cycle	(24.2)	9.3

If awards were earned by achieving EPS and ROE performance goals above the threshold level, such awards could be adjusted upward by 10% if Huntington achieved an efficiency ratio of 53% or lower (better) or 20% with achievement of an efficiency ratio of 52% or lower.

Huntington’s actual EPS growth (41.5%) was under the established plan threshold for growth of 6%. Huntington also calculated EPS growth with considerations for adjustments for extraordinary events over the cycle as determined against actual adjustments made for the Management Incentive Plan, which occurred in the same years as the years included in this cycle. The overall average for the adjusted EPS decline for the cycle was (24.2%), which was below the level required to receive an award under this program.

The three-year average performance result established for reported ROE was 5.2% and 9.3% for adjusted ROE with both figures also coming in under the 15.5% threshold needed to generate awards.

No adjustment for the efficiency ratio was calculated since no awards were earned based on the other criteria.

Stock Option and Restricted Stock Unit Awards
Stock award recommendations made by management and Mr. Hoaglin were presented to the Compensation Committee at its July 2008 meeting. Prior to reviewing the recommendations, the Compensation Committee reviewed and discussed metrics presented by the consultant related to Huntington’s stock usage compared to the Reference Peers and Primary Peers. Based on past grants, overall Huntington fell closest to the 25th percentile of its peers in areas related to dilution, overhang and run-rate levels.

As noted above, due to the decline in stock price experienced by Huntington and its competitors in 2008, Huntington attempted to balance an appropriate value for awards with conservative use of shares. Generally 2008 grant sizes were larger (in terms of numbers of shares) and in some cases supplemented with a cash award to provide a more competitive total award value. The Compensation Committee approved stock grants effective July 21, 2008 for the named executive officers (other than Mr. Hoaglin), in each case as recommended by Mr. Hoaglin in his discretion.

	Stock
Name	Options	RSUs	Cash

Donald R. Kimble	56,000	14,000	$20,000
Mary W. Navarro	52,000	13,000	0
James W. Nelson	36,000	23,348	30,000
Daniel B. Benhase	56,000	14,000	0

The Compensation Committee considered and approved equity awards for Mr. Hoaglin in September 2008. The Compensation Committee was provided with market data from the Reference Peers and Primary Peers which provided a total compensation view of Mr. Hoaglin’s compensation in comparison to the selected group and the published survey data. The market analysis showed Mr. Hoaglin’s annualized long-term incentive opportunity to be below market medians. The Compensation Committee considered the information provided and approved a grant of 165,000 stock options and 33,000 RSUs to Mr. Hoaglin which was equal to the grants he received in each of 2006 and 2007.

The stock options granted to Mr. Hoaglin have an option price of $9.01 and the stock options granted to the other named executive officers have an option price of $6.97 (in each case, the closing price of a share of Huntington common stock on the date of grant). All of these stock options become exercisable in three equal annual installments beginning on the first anniversary of grant. The options will be exercisable for a period of seven years from date of grant. The grant date fair market value of the RSUs was based on the closing price of a share of Huntington common stock on the date of grant. The RSUs will generally vest on the third anniversary after grant and will be paid in shares. The cash awards granted to supplement the equity awards vest and become payable on the third anniversary of the date of grant. Dividends will accumulate over the vesting period and be paid in cash at the same time as the underlying RSUs are paid.

Outstanding Equity Awards at Fiscal Year-End 2008

							Stock Awards
		Option Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of	Number of			Number of	Value of	Unearned	of Unearned
		Securities	Securities			Shares or	Shares or	Shares,	Shares,
		Underlying	Underlying			Units of	Units of	Unites	Units,
		Unexercised	Unexercised			Stock That	Stock That	or Other	or Other
		Options(#)	Options(#)	Option	Option	Have Not	Have Not	Rights That	Rights That
	Grant	Exercisable	Unexercisable	Exercise	Expiration	Vested (#)	Vested ($)	Have not Yet	Have not
Name	Date	(1)	(1)	Price($)	Date	(2)	(3)	Vested (#)(4)	Vested ($)(4)

Thomas E. Hoaglin	2/21/2001	400,000	0	$15.0650	2/21/2011
	9/4/2001	400	0	17.9900	9/4/2011
	2/13/2002	96,600	0	17.9200	2/13/2012
	7/16/2002	300,000	0	18.1500	7/16/2012
	7/15/2003	300,000	0	20.4075	7/15/2013
	10/18/2005	300,000	0	21.5300	10/18/2012
	7/18/2006	107,144	57,856	23.3400	7/18/2013	33,000	252,780
	7/23/2007	53,335	111,665	20.0100	7/23/2014	33,000	252,780
	9/16/2008	0	165,000	9.0100	9/16/2015	33,000	252,780
								(4)	$278,438
								(4)	278,438
								(4)	278,438
Donald R. Kimble	7/8/2004	50,000	0	$23.0300	7/8/2011
	7/19/2005	50,000	0	$24.6500	7/19/2012
	7/18/2006	15,478	12,022	$23.3400	7/18/2013	5,500	42,130
	7/23/2007	8,335	21,665	$20.0100	7/23/2014	6,000	45,960
	7/21/2008	0	56,000	$6.9700	7/21/2015	14,000	107,240
								(4)	$96,750
								(4)	96,750
								(4)	96,750
Mary W. Navarro	7/16/2002	30,000	0	$18.1500	7/16/2012
	7/15/2003	35,000	0	$20.4075	7/15/2013
	7/8/2004	35,000	0	$23.0300	7/8/2011
	7/19/2005	45,000	0	$24.6500	7/19/2012
	7/18/2006	13,811	11,189	$23.3400	7/18/2013	5,000	38,300
	7/23/2007	7,001	18,999	$20.0100	7/23/2014	5,200	39,832
	7/21/2008	0	52,000	$6.9700	7/21/2015	13,000	99,580
								(4)	$91,750
								(4)	91,750
								(4)	91,750
James W. Nelson	11/9/2004	40,000	0	$24.1650	11/9/2011
	7/19/2005	35,000	0	$24.6500	7/19/2012
	7/18/2006	10,478	9,522	$23.3400	7/18/2013	4,000	30,640
	7/23/2007	5,835	16,665	$20.0100	7/23/2014	4,500	34,470
	7/23/2007					4,998	38,285
	7/21/2008	0	36,000	$6.9700	7/21/2015	9,000	68,940
	7/21/2008					14,348	109,906
								(4)	$95,500
								(4)	95,500
								(4)	95,500
Daniel B. Benhase	8/16/2000	25,000	0	$17.1875	8/16/2010
	2/21/2001	13,000	0	$15.0650	2/21/2011
	5/16/2001	50,000	0	$14.8500	5/16/2011
	9/4/2001	400	0	$17.9900	9/4/2011
	7/16/2002	60,000	0	$18.1500	7/16/2012
	7/15/2003	60,000	0	$20.4075	7/15/2013
	7/8/2004	55,000	0	$23.0300	7/8/2011
	7/19/2005	55,000	0	$24.6500	7/19/2012
	7/18/2006	17,144	12,856	$23.3400	7/18/2013	6,000	45,960
	7/23/2007	8,335	21,665	$20.0100	7/23/2014	6,000	45,960
	7/21/2008	0	56,000	$6.9700	7/21/2015	14,000	107,240
								(4)	$82,500
								(4)	82,500
								(4)	82,500

(1)	Unless otherwise indicated below, awards of stock options become exercisable in three equal annual increments from the date of grant and are fully vested on the third anniversary of the date of grant. The stock option awards specified below became fully vested and exercisable on the dates indicated:

		Number of
		Securities
		Underlying
		Unexercisable
		Options (#)
Name	Grant Date	Exercisable	Option Vesting Date

Thomas E. Hoaglin	2/21/2001	400,000	2/21/2002
	9/4/2001	400	10/7/2004
	2/13/2002	96,600	2/13/2002
Daniel B. Benhase	2/21/2001	13,000	2/21/2001
	9/4/2001	400	10/7/2004

(2)	Awards of restricted stock units generally vest on the third anniversary of the date of grant. The awards granted to Mr. Nelson in the amounts of 4,285 shares, 4,998 shares and 14,348 shares, granted on July 18, 2006, July 23, 2007, and July 21, 2008, respectively, each became vested 6 months from the date of grant.

(3)	The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2008 ($7.66) by the number of shares.

(4)	The named executive officers are participants in three long-term incentive award cycles that ended or will end on December 31 of each year 2008, 2009 and 2010, respectively. Awards are payable in the form of stock, although participants may elect to receive up to 50% of an award in cash. The indicated target award opportunities under the three cycles (the 2006 — 2008 cycle, the 2007 — 2009 cycle and the 2008 — 2010 cycle) are based on salaries as of December 31, 2008.

Option Exercises and Stock Vested 2008

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Thomas E. Hoaglin	0	0	0	0
Donald R. Kimble	0	0	0	0
Mary W. Navarro	0	0	0	0
James W. Nelson	0	0	4,998	59,726
Daniel B. Benhase	0	0	0	0

Huntington maintains two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental Stock Purchase and Tax Savings Plan, referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. For each named executive officer, information about participation in the Supplemental Plan is contained in the first row of data and information about participation in the EDCP is contained in the second row of data.

Nonqualified Deferred Compensation 2008

		Registrant		Aggregate
	Executive	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Contributions in	Last Fiscal Year	in Last Fiscal	Distributions	at Last Fiscal Year
Name	Last Fiscal Year($)	($)(1)	Year($)	($)	End($)(2)

Thomas E. Hoaglin
Supplemental Plan	35,269	28,215	(116,118)	0	219,896
EDCP	0	N/A	(1,050,438)	0	1,600,557
Donald R. Kimble
Supplemental Plan	8,707	5,805	(14,031)	0	32,090
EDCP	0	N/A	0	0	0
Mary W. Navarro
Supplemental Plan	13,762	5,505	(20,596)	0	45,215
EDCP	0	N/A	0	0	0
James W. Nelson
Supplemental Plan	67,646	10,823	(31,029)	0	127,305
EDCP	70,680	N/A	(361,473)	0	657,331
Daniel B. Benhase
Supplemental Plan	4,812	3,850	(19,757)	0	34,004
EDCP	0	N/A	0	0	0

(1)	Contributions made by Huntington for the named executive officers and reported in this column are also reported in the Summary Compensation Table under “All Other Compensation”. See footnote number 7 to the Summary Compensation Table.

(2)	The year-end balances in this column reflect Huntington contributions made and reported as compensation for the named executive officers in Summary Compensation Tables from prior years under “All Other Compensation” as follows:

Thomas E. Hoaglin	$156,366
Donald R. Kimble	16,863
Mary W. Navarro	5,505
James W. Nelson	24,673
Daniel B. Benhase	14,633

The purpose of the Supplemental Plan is to provide a supplemental savings program for eligible Huntington employees who are unable to continue to make contributions to the Huntington Investment and Tax Savings Plan, a tax qualified 401(k) plan referred to as HIP for part of the year because the individual has: (I) contributed the maximum amount permitted by the Internal Revenue Service for the calendar year ($15,500 in 2008); or (II) received the maximum amount of compensation permitted to be taken into account by the Internal Revenue Service for the calendar year ($230,000). HIP and the Supplemental Plan work together. When an employee elects to participate in HIP, he or she designates the percentage between 1% and 75% of base pay on a pre-tax basis that is to be contributed to HIP. Contributions to HIP are automatically deducted from the employee’s pay and then allocated to a HIP account. Huntington then matches all or a portion of the contributions to HIP according to the following formula: Huntington will match 100% on the dollar up to the first 3% of base compensation deferred and then 50% on the dollar on the next 2% of base compensation deferred. The Supplemental Plan generally works the same way. When a participant elects to participate in the Supplemental Plan, he designates the percentage of base pay that is to be contributed to the Supplemental Plan — between 1% and 75% of base pay. All contributions to the Supplemental Plan must be on a pre-tax basis. Huntington then matches all or a portion of the contributions according to the same formula used by HIP. Under HIP employees can invest their contributions and the Huntington matching contributions in any of 18 investment alternatives. Under the Supplemental Plan, employee pre-tax contributions and the Huntington match will be invested in Huntington common stock, and dividends paid on Huntington common stock will be reinvested in Huntington common stock.

A participant cannot receive a distribution of any part of his account in the Supplemental Plan until his employment terminates. Once employment terminates, the account in the Supplemental Plan is required to be distributed to the participant. All distributions from the Supplemental Plan are made in shares of Huntington common stock and are subject to federal and state income tax withholding.

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards, and up to 90% of long-term incentive awards. An election to defer can only be made on an annual basis and is generally irrevocable. Huntington makes no contributions to the EDCP; all contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the investment option selected by the participant and tracked by a book-keeping account. The investment options consist of Huntington common stock and a variety of mutual funds and are generally the same investment options available under HIP.

At the time of the initial deferral election, a participant elects the method and timing of account distribution in the event of termination or retirement. Accounts distributed upon termination or retirement may be distributed in a single lump sum payment or in substantially equal installments. A participant may request a hardship withdrawal prior to termination or retirement. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in Huntington common stock at the time of distribution is distributed in shares. Huntington common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2008 for each of the investment options under the EDCP.

American Funds EuroPacific Growth Fd CI R-4	(40.56)%
Eaton Vance Large-Cap Val Fd CI I	(34.22)
Huntington Bancshares Incorporated Common Stock	(44.09)
Huntington Dividend Capture Fd	(29.26)
Huntington Fixed Inc Sec Fd IV	5.32
Huntington Growth Fund IV	(37.76)
Huntington Income Equity Fd IV	(38.35)
Huntington Inter Gov Inc Fd IV	7.88
Huntington Intl Equity Fd IV	(41.73)
Huntington Mid-Corp America Fd IV	(37.51)
Huntington Money Market Fd IV	1.59
Huntington New Economy Fd IV	(54.43)
Huntington Rotating Mkts Fd IV	(41.68)
Huntington Situs Trust	(39.25)
T Rowe Price Mid-Cap Growth	(39.69)
T Rowe Small Cap Stock Fd Adv	(33.50)
Vanguard Index 500 Portfolio	(37.02)
Vanguard Wellington Fd	(22.30)

The table below presents the actuarial present value of each named executive officer’s accumulated benefit as of December 31, 2008 under Huntington’s Retirement Plan and Huntington’s Supplemental Retirement Income Plan, known as the SRIP.

Pension Benefits 2008

		Number of
		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Thomas E. Hoaglin	Retirement Plan	7.9167	205,330	0
	Supplemental Retirement Income Plan	7.9167	919,145	0
Donald R. Kimble	Retirement Plan	4.5833	60,211	0
	Supplemental Retirement Income Plan	4.5833	72,581	0
Mary W. Navarro	Retirement Plan	6.5833	111,522	0
	Supplemental Retirement Income Plan	6.5833	121,195	0
James W. Nelson	Retirement Plan	4.1667	54,790	0
	Supplemental Retirement Income Plan	4.1667	62,652	0
Daniel B. Benhase	Retirement Plan	8.5833	112,195	0
	Supplemental Retirement Income Plan	8.5833	105,245	0

(1)	Years of credited service reported in the table are equal to actual years of service as of the pension plan measurement date, December 31, 2008. Under recent changes in pension accounting standards, Huntington changed its pension measurement date from September 30 to December 31 to be the same as the end of the company’s fiscal year.

(2)	The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Footnote 18 of Huntington’s Notes to Consolidated Financial Statements contained in the Annual Report for the fiscal year ended December 31, 2008.

An employee becomes a participant in the Retirement Plan on the January 1 or July 1 following the date he or she attains age 21 and completes one year of service. An employee who: (a) is a participant in the Retirement Plan; (b) has been nominated by the Compensation Committee; and (c) earns compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b), is eligible to participate in the SRIP. In addition, employees whose final benefits under the Retirement Plan are reduced due to elective deferral of compensation under the Huntington Executive Deferred Compensation Plan are also eligible to participate in the SRIP.

Benefits under both the Retirement Plan and the SRIP are based on levels of final average compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415. Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2008, this limit was $230,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2008, this amount was $185,000.

The compensation covered for these named executive officers by the Retirement Plan and the SRIP is the average of the total paid, in the five consecutive highest years of the executive officer’s career with Huntington, of base salary and 50% of bonus. Bonuses are taken into account for the year in which paid rather than earned. The maximum years of credited service recognized by the Retirement Plan and the SRIP is forty. The number of years of credited service reported in the table is equal to the actual years of service with Huntington. The Pension Review Committee may however, in its discretion, approve additional years of service and/or credited service in addition to those actually earned by a participant for the purposes of determining benefits under the SRIP.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. None of the named executive officers was eligible for early retirement in 2008 under either the Retirement Plan or the SRIP. The normal form of benefit under both the Retirement Plan and the SRIP is a life annuity.

The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. As required by federal law, if a participant is married at the time his or her benefit commences, the participant must commence benefits in the form of a qualified joint and 50% survivor annuity unless the participant’s spouse consents to another form of distribution. In addition to various annuity forms of distribution, the Retirement Plan permits distribution in the form of a single lump sum under either of the following two circumstances: (I) the present value of the participant’s accrued benefit is less than $10,000; or (II) the participant terminates employment, is eligible for early or normal retirement, and elects to receive a lump sum distribution within 45 days of being notified of its availability. Benefits with a present value greater than the applicable dollar limit under Code Section 402(g) ($15,500 for 2008) are paid from the SRIP in a form of a life annuity with ten years of payments guaranteed and benefits with a present value that is equal to or less than the applicable dollar limit under Code Section 402(g) are paid in the form a of a lump sum distribution.

Potential Payments Upon Termination or Change-in-Control
Under the ARRA Restrictions, severance benefits are restricted due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program.

Huntington has previously entered into change-in-control agreements, referred to as Executive Agreements, with each of the persons named in the Summary Compensation Table. The Executive Agreements were entered into to provide protection for, and thus retain, its well-qualified executive officers notwithstanding any actual or threatened change in control of Huntington. In addition, Mr. Hoaglin’s employment agreement provides for continuing payments to him upon the event of termination in certain situations other than a change in control. Also, Huntington’s outstanding RSU awards provide for pro-rated payment upon involuntary termination (not for cause) and retirement.

Executive Agreements
As noted, under the ARRA Restrictions, severance benefits under the Executive Agreements are restricted due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program. The ARRA Restrictions, which will be implemented by regulations to be issued by the Secretary of the U.S. Treasury Department, include an executive compensation standard that prohibits Huntington from making any payment to the named executive officers or the next 5 most highly-compensated employees for departure from Huntington, except for payments for services performed or benefits accrued. The discussion below describes the potential payments and benefits under each scenario as of December 31, 2008, absent the impact of the October TARP Limitations and the ARRA Restrictions.

Under the Executive Agreements, change in control generally includes:

•	the acquisition by any person of beneficial ownership of 25% or more of Huntington’s outstanding voting securities;

•	a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	a merger involving Huntington where Huntington’s shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	the dissolution of Huntington; and

•	a disposition of assets, reorganization, or other corporate event involving Huntington which would have the same effect as any of the above-described events.

Under each Executive Agreement, Huntington or its successor must provide severance benefits to the executive officer if such officer’s employment is terminated (other than on account of the officer’s death or disability or for cause):

•	by Huntington, at any time within 36 months after a change in control;

•	by Huntington, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;

•	by the executive officer voluntarily with good reason at any time within 36 months after a change in control of Huntington; and

•	by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by Huntington or its successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith, except that, if the executive officer is serving as chief executive officer of Huntington immediately prior to a change in control, the occurrence of a change in control will be conclusively deemed to constitute good reason.

The executive officer’s severance payments and benefits under the Executive Agreements consist of:

•	in addition to any accrued compensation payable as of termination of employment, a lump-sum cash payment equal to three times for the chief executive officer (or, in the case of Messrs. Kimble and Benhase and Ms. Navarro, two and one-half times, and in the case of Mr. Nelson, two times) the officer’s base annual salary;

•	in addition to any interim award that Huntington owes under the Management Incentive Plan, a lump-sum cash payment equal to three times for the chief executive officer (or, in the case of Messrs. Kimble and Benhase and Ms. Navarro, two and one-half times and in the case of Mr. Nelson, two times) the greater of the target annual incentive award for the executive officer’s incentive group for the calendar year during which the change in control occurs or the calendar year immediately preceding the year during which the change in control occurs;

•	in addition to any prorated long-term incentive award that Huntington owes under the long-term incentive plan program, a lump sum cash payment equal to the greater of the target long-term incentive plan award for the executive’s incentive group for the most recent performance cycle during which the change in control occurs or the performance cycle immediately preceding the most recent performance cycle during which the change in control occurs;

•	thirty-six months (or, in the case of Mr. Nelson, twenty-four months) of continued insurance benefits, provided that for Mr. Hoaglin, to the extent any employment agreement with Huntington provides the executive officer with greater health care benefits or with health care benefits for a longer period of time, then the employment agreement supersedes the Executive Agreement;

•	thirty-six months (or, in the case of Mr. Nelson, twenty-four months) of additional service credited for purposes of retirement benefits; and

•	all fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;

•	stock, stock options, restricted stock, RSUs and other awards under Huntington’s stock and incentive plans become exercisable according to the terms of the plans; and

•	such other benefits that the executive was otherwise entitled to including perquisites, benefits, and service credit for benefits.

Each Executive Agreement also provides that Huntington will pay the executive officer such amounts as would be necessary to compensate such officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement, referred to as a tax gross-up. However, if the severance payments and benefits to Messrs. Kimble, Nelson and Benhase and Ms. Navarro would be subject to any excise tax, but would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that Huntington will not have to pay an excess severance payment and Messrs. Kimble, Nelson and Benhase and Ms. Navarro will not be subject to an excise tax.

The Executive Agreements provide that, for a period of five years after any termination of the executive officer’s employment, Huntington will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of Huntington or any subsidiary.

Huntington must pay the cost of counsel (legal and accounting) for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement. In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement at a rate equal to the prime commercial rate of The Huntington National Bank or its successor in effect from time to time plus 4%.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release in the form determined by Huntington. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates. The Executive Agreements are in effect through December 31, 2009 and are subject to automatic one-year renewals and to an extension for thirty-six months after any month in which a change of control occurs. An Executive Agreement will terminate if the employment of the executive officer terminates other than under circumstances which trigger the severance benefits, or if Huntington elects not to renew it.

The estimated payments and benefits that would be paid in the event each named executive officer is entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, Huntington assumed that a change in control occurred on December 31, 2008 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of Huntington common stock on that date was $7.66.

The tables below show the estimated payments and benefits upon a change-in-control under the Executive Agreements before the impact of the limitations under the TARP Capital Purchase Program.

								Additional
						Long-Term	SRIP	Service	Accelerated
					Accelerated Value	Incentive	Acceler-	Credit	Equity	Preliminary
	Cash	Pro-Rata	Perquisite	Welfare	of Retention	Compensation	ation	under	Awards	CIC
Executive	Severance(1)	Bonus Value(2)	Value(3)	Value(4)	Bonus(5)	Value(6)	Value(7)	SRIP(8)	Value(9)	Value(10)

Hoaglin	$5,346,000	$891,000	$138,650	$21,903	N/A	$835,313	N/A	$922,487	$178,114	$8,333,466
Kimble	1,451,250	193,500	63,050	25,773	104,779	290,250	6,247	116,421	56,773	2,308,043
Navarro	1,370,000	182,667	59,800	1,189	104,779	275,250	N/A	140,701	52,079	2,186,465
Nelson	1,146,000	191,000	62,300	18,792	N/A	286,500	12,586	80,223	37,846	1,835,247
Benhase	1,237,500	165,000	54,500	30,684	104,779	247,500	N/A	172,189	57,037	2,069,189

(1)	Multiple of base salary as of December 31, 2008 and target bonus, payable in a lump sum.

(2)	Target amount of annual cash incentive award for 2008 under the Management Incentive Plan, the higher of target or actual. Payable in a lump sum. (Actual annual cash incentive awards for 2008 were $0.00.)

(3)	Includes the maximum amount of outplacement assistance and travel expense reimbursement.

(4)	Cost of continuation of health and life insurance coverage.

(5)	Value of accelerated vesting of retention bonus (calculated under Section 280G of the Internal Revenue Code).
(footnotes continued on following page)

(footnotes continued from previous page)

(6)	The prorated value of all unpaid long-term incentive plan performance cycles at December 31, 2008, assuming target performance, plus one times the target amount. (Actual long-term incentive awards for the cycle ended December 31, 2008 were $0.00.)

(7)	Value of accelerated vesting of retirement benefit under SRIP.

(8)	Value of additional years of service credited under SRIP.

(9)	Value of accelerated vesting of time-based stock options and RSUs (calculated under Section 280G of the Internal Revenue Code).

(10)	Preliminary change in control value equal to the total of all payments and values in the table.

The table below illustrates the calculation of the tax gross-up amount and the final change in control value, before the impact of the restrictions imposed due to Huntington’s participation in TARP.

					Excess
					Parachute
					Payment
	Preliminary		Safe Harbor	EPP Reduction	Subject to		Gross-Up	Final CIC
Executive	CIC Value(1)	Base(2)	Amount(3)	Amount(4)	Excise Tax(5)	Excise Tax(6)	Amount(7)	Value(8)

Hoaglin	$8,333,466	$879,911	$2,639,732	$1,265,586	$6,187,969	$1,237,594	$3,133,625	$11,467,091
Kimble	2,308,043	503,700	1,511,099	281,399	1,522,944	304,589	771,228	3,079,271
Navarro	2,186,465	503,042	1,509,125	260,812	1,422,611	284,522	720,419	2,906,884
Nelson	1,835,247	323,321	969,962	297,863	1,214,063	242,813	614,809	2,450,056
Benhase	2,069,189	494,352	1,483,055	231,413	1,343,424	268,685	680,318	2,749,507

(1)	Total from table above.

(2)	Average gross income as determined pursuant to Code Section 280(G).

(3)	Maximum parachute amount payable at which the excise tax under Code Section 4999 will be triggered.

(4)	The portion of the excess parachute payment that has been established as reasonable compensation for services rendered by the disqualified individual before the date of the change in control.

(5)	If the preliminary change in control value is greater than the safe harbor amount, the amount greater than the base amount, reduced by the amount established as reasonable compensation for services rendered before the change in control, is subject to excise tax.

(6)	The excise tax is equal to 20% of the amount subject to excise tax.

(7)	The gross-up amount includes federal income taxes (at the rate of 35%), plus the effect of federal income taxes on state income taxes (at the rate of 6.24%) and FICA-HI taxes (at the rate of 1.45%) on the excise tax. This amount is payable in a lump sum.

(8)	The total value of the change in control payments and benefits without regard to TARP.

The table below shows the estimated payments and benefits under the Executive Agreements upon a change-in-control effective December 31, 2008, after applying the October TARP Limitations imposed due to Huntington’s participation in the TARP Capital Purchase Program. These amounts do not reflect any impact of the ARRA Restrictions to be implemented by regulations to issued by the Secretary of the U.S . Treasury.

Hogalin	$2,639,732
Kimble	1,511,099
Navarro	1,509,125
Nelson	969,962
Benhase	1,483,055

Mr. Hoaglin’s Employment Agreement — Potential Payments Upon Termination Other Than Change-in-Control
Mr. Hoaglin’s employment terminated effective February 28, 2009. Mr. Hoaglin’s employment agreement provided for certain payments and benefits in the event his employment was terminated during the term by death, disability, without “cause” by Huntington, and for “good reason” by Mr. Hoaglin. As noted, under the ARRA Restrictions, severance benefits are restricted due to Huntington’s participation in the Capital Purchase Program under the U.S. Treasury’s TARP program. The ARRA Restrictions, which will be implemented by regulations to be issued by the Secretary of the U.S. Treasury Department, include an executive compensation standard that prohibits Huntington from making any payment to the named executive officers or the next 5 most highly-compensated employees for departure from Huntington, except for payments for services performed or benefits accrued. Huntington expects that Mr. Hogalin will be impacted by the ARRA Restrictions. The discussion below describes the potential payments and benefits under each scenario as of December 31, 2008, absent the impact of the October TARP Limitations and the ARRA Restrictions.

In the event Mr. Hoaglin’s employment is terminated by Huntington without “cause” or by Mr. Hoaglin for “good reason” (each, as defined in the agreement), he will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination), and an amount equal to the sum of his base salary and the higher of his target bonus and the bonus paid or payable to him for the year prior to the year of termination, multiplied by a number (referred to below as the severance multiple) equal to the greater of (i) two and (ii) the number of days remaining in the employment period, divided by 365 (but in no event greater than three). In the event of any such termination of employment, Mr. Hoaglin will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term.

In addition, in the event of termination without “cause” by Huntington, and for “good reason” by Mr. Hoaglin, Mr. Hoaglin’s retirement benefits will be determined assuming his age was increased by the number of years equal to the severance multiple, his employment with Huntington continued for the number of years equal to his severance multiple and his compensation during this deemed period of continued employment was equal to his severance payment and was payable in equal monthly installments over that period.

In the event Mr. Hoaglin’s employment is terminated by his death, his estate or beneficiary will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination). In the event of any such termination of employment, Mr. Hoaglin’s estate or beneficiary will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, Mr. Hoaglin’s estate or beneficiary would also be entitled to six months of continued annual base salary and target annual incentive payment. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term.

In the event Mr. Hoaglin’s employment is terminated by his disability, he will receive a lump sum payment consisting of accrued amounts, including a pro-rata bonus for the year of termination (based on the higher of Mr. Hoaglin’s target bonus and the bonus paid or payable to him for the year prior to the year of termination). In the event of any such termination of employment, Mr. Hoaglin will also be entitled to a lump sum cash amount equal to 1.0 times the greater of the target long-term award for his incentive group for the most recently completed performance cycle prior to his termination or the performance cycle immediately preceding that cycle. In addition, in such event, all of his equity compensation awards will vest and generally remain exercisable for their full term.

Mr. Hoaglin will also be paid2/3 of his base salary for the remainder of the employment period, less any disability benefit payments received from the company.

In addition, upon a termination of Mr. Hoaglin’s employment for any reason other than for “cause”, Mr. Hoaglin and his wife will be entitled to health insurance coverage which is comparable in terms of coverage, deductibles, co-payments and costs to the health care coverage provided to him and her immediately prior to his termination until the earlier of such time as he and/or his wife are entitled to health care coverage under another employer’s plan, he and/or his wife are eligible for Medicare or other comparable program, or he and/or his wife are entitled to health care insurance pursuant to any health care insurance plan provided by Huntington to retired employees. In the event that participation in these health insurance plans is not permitted, then Huntington will directly provide, at its discretion and at no after-tax cost to Mr. Hoaglin, either the benefits to which he or his wife would be entitled under such plans, or a lump-sum cash payment equal to the after-tax value of the benefits.

The agreement also contains certain restrictive covenants, including non-solicitation and non-competition restrictions during the employment period and for one year after termination of his employment for any reason.

As noted, Mr. Hoaglin terminated employment with Huntington effective as of February 28, 2009, which termination was for “good reason” under the employment agreement. Termination without “cause” or for “good reason” provides the greatest amount of payments and benefits under the agreement. If Mr. Hoaglin’s termination of employment for “good reason” had occurred on December 31, 2008, the maximum value of payments and benefits for Mr. Hoaglin would have been $2,639,732 due to the October TARP Limitations imposed by Huntington’s participation in TARP. This amount does not include payments and benefits available generally to salaried employees upon termination of employment, such as distributions from the 401(k), pension and deferred compensation plans, or any death, disability or post-retirement welfare benefits available under broad-based employee plans. This amount also does not reflect the impact of the ARRA Restrictions to be implemented by regulations to be issued by the Secretary of the U.S. Treasury. The ARRA Restrictions include an executive compensation standard that prohibits Huntington from making any payment to the named executive officers or the next 5 most highly-compensated employees for departure from Huntington, except for payments for services performed or benefits accrued. Huntington expects that Mr. Hoaglin will be impacted by this restriction.

RSU’s — Potential Payment Upon Involuntary Termination (Not for Cause) or Retirement
Each of the named executive officers has outstanding RSU awards which may vest upon involuntary termination (not for cause) or upon retirement. RSUs that were granted at least six months prior to involuntary termination or retirement may be paid in shares on a prorated basis and accumulated dividends are paid on the prorated shares. The table below shows the prorated shares and accumulated dividends that would have been payable under outstanding grants of RSUs to the respective officers upon an involuntary termination (not for cause) or retirement as of December 31, 2008.

	Prorated	Accumulated
Name	Shares	Dividends

Hoaglin	44,000	$103,950
Kimble	7,584	17,855
Navarro	6,767	15,962
Nelson	5,584	13,130
Benhase	8,000	18,900

Director Compensation 2008

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned or		Option	Non-Equity	Deferred
	Paid in	Stock	Awards	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	(3)	Compensation	Earnings	Compensation	Total
Raymond. J. Biggs	$56,000	$17,425	—	—	—	—	73,425
Don M. Casto III	80,000	17,425	—	—	—	—	97,425
Michael J. Endres	73,250	17,425	—	—	—	—	90,675
Marylouise Fennell	74,250	17,425	—	—	—	—	91,675
John B. Gerlach, Jr.	79,500	17,425	—	—	—	—	96,925
D. James Hilliker	61,250	17,425	—	—	—	—	78,675
David P. Lauer	95,250	17,425	—	—	—	—	112,675
Jonathan A. Levy	76,250	17,425	—	—	—	—	93,675
Wm. J. Lhota	69,750	17,425	—	—	—	—	87,175
Gene E. Little	67,750	17,425	—	—	—	—	85,175
Gerard P. Mastroianni	67,750	17,425	—	—	—	—	85,175
David L. Porteous	99,250	17,425	—	—	—	—	116,675
Kathleen H. Ransier	59,750	17,425	—	—	—	—	77,175

(1)	Fees earned or paid consist of retainer and meeting fees. Amounts reported include amounts deferred under the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors described below.

(2)	Grants of 2,500 deferred stock units were made to each director on July 21, 2008 under the 2007 Stock and Long-Term Incentive Plan. These awards were immediately vested and are payable six months following separation from service. This column reflects the dollar amount recognized for financial statement reporting purposes for these grants with respect to 2008 in accordance with FAS 123(R). This amount is the same as the grant date fair value and was determined by multiplying the number of units by the fair market value (the closing price) on the date of grant ($6.97). Dividends will be accumulated and paid when the shares are released.

(3)	The directors’ deferred stock units and stock option awards outstanding as of December 31, 2008 are set forth in the table below. The stock options reported for Ms. Fennell and Messrs. Hilliker, Levy and Mastroianni were granted by Sky Financial, or a predecessor, and were converted to Huntington options upon the merger.

	Deferred Stock Awards	Shares Subject to
Name	Outstanding (#)	Option (#)

Raymond. J. Biggs	7,000	25,000
Don M. Casto III	7,000	58,615
Michael J. Endres	7,000	25,000
Marylouise Fennell	5,000	25,902
John B. Gerlach, Jr.	7,000	58,615
D. James Hilliker	5,000	85,750
David P. Lauer	7,000	25,000
Jonathan A. Levy	5,000	121,181
Wm. J. Lhota	7,000	58,615
Gene E. Little	7,000	—
Gerard P. Mastroianni	5,000	88,942
David L. Porteous	7,000	17,500
Kathleen H. Ransier	7,000	25,000

Huntington compensates non-employee directors for their services as directors with retainer fees and meeting fees. Huntington pays each director an annual retainer of $35,000, payable in four equal quarterly installments. Huntington pays an additional annual retainer of $15,000 to the lead director, $14,000 to the chairman of the Audit Committee, $5,000 to the chairman of the Executive Committee and $10,000 to the chairmen of all other standing committees of the board of directors, also payable in quarterly installments. In addition, Huntington pays meeting fees at the standard rate of $1,500 for each board of directors or committee meeting the director attends; $2,500 for Audit Committee meetings and $750 for each special, teleconference board of directors or committee meeting in which the director participates. As noted, director fees will be paid in shares of common stock rather than cash commencing in 2009.

A director may defer all or any portion of the cash compensation otherwise payable to the director if he or she elects to participate in the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors. The plan allows the members of the board of directors to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Huntington transfers cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including Huntington common stock. During 2007 the trustee invested primarily in shares of Huntington common stock. As of December 31, 2008, the participating directors had account balances as set forth below.

Account Balance at
December 31,
Name	2008

Raymond. J. Biggs	$169,271
Don M. Casto III	635,916
Michael J. Endres	162,856
John B. Gerlach, Jr.	275,323
D. James Hilliker	55,987
Wm. J. Lhota	99,207
Gene E. Little	108,998
David L. Porteous	202,674

A director’s account will be distributed either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director’s termination as a director. All of the assets of the plan including the assets of the trust fund are subject to the claims of the creditors of Huntington. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of an unsecured general creditor of Huntington. Directors who are also employees of Huntington do not receive compensation as directors and are not eligible to participate in this deferred compensation plan.

Huntington considers equity awards for non-employee directors on an annual basis in amounts determined at the discretion of the Compensation Committee. On July 21, 2008 Huntington granted each non-employee director deferred stock awards of 2,500 units. These units vested immediately and will be released to the respective directors 6 months following separation from service. Huntington also granted deferred stock awards to non-employee directors in 2006 (2,000 units) and in 2007 (2,500 units). Huntington has previously granted stock options to the non-employee directors, from 1997 through 2005.

Proposal to approve Huntington’s Amended and Restated 2007 Stock And Long-Term Incentive Plan
Huntington is asking shareholders to consider and vote on a proposal to approve the Amended and Restated 2007 Stock and Long-Term Incentive Plan (the “Amended 2007 Plan”). Huntington’s shareholders approved the 2007 Stock and Long-Term Incentive Plan (the “2007 Plan”) at the 2007 annual meeting. The 2007 Plan was adopted by the board of directors for long-term performance awards and for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, and deferred stock. The primary purpose of amending and restating the 2007 Plan is to increase the shares of common stock authorized for issuance by 4 million shares.

The Amended 2007 Plan also contains certain additional changes from the 2007 Plan, including:

•	clarification that liberal share counting is not permitted;

•	an increase in the minimum vesting period for awards to three years in most cases; and

•	the establishment of a cap on awards to directors who are not also employees.

The information about the Amended 2007 Plan which follows is subject to, and qualified in its entirety by reference to, the Amended 2007 Plan document, which is attached to this proxy statement as Appendix     . We urge you to carefully read the Amended 2007 Plan document in its entirety.

The Amended 2007 Plan will become effective upon approval by the shareholders at the 2009 annual meeting of shareholders. If shareholder approval is not obtained for the Amended 2007 Plan at this annual meeting, the 2007 Plan will continue in effect.

Increase in Authorized Plan Shares
The 2007 Plan reserves for issuance a maximum aggregate of 9 million shares of Huntington’s common stock. Since the 2007 Plan was adopted two years ago, Huntington has granted stock options totaling 3,996,924 shares and deferred stock awards and restricted stock units totaling 1,555,854 shares for an aggregate of 5,552,778 shares. Approximately 3.8 million shares (including forfeited shares added back to the plan) remain available for issuance under the current authorized shares. Based on analysis performed in connection with the 2008 annual grants, in comparison to its Primary and Reference Peers, Huntington fell closest to the 25th percentile in common equity award metrics such as overhang and run rate levels. Overhang refers to the number of stock awards outstanding and the shares available for grant divided by the common shares outstanding. Run rate is stock awards granted divided by weighted basic average shares outstanding.

•	Approval of the Amended 2007 Plan will result in an overhang level of 8.9%.

•	Huntington’s recent run rate has been between 0.8% and 0.9%

If Huntington is to be competitive with its peers in hiring and retention, it is critical that Huntington have sufficient shares available for grant.

Additional shares are necessary to enable Huntington to continue to utilize equity awards to attract and retain key employees during this difficult economic period which is especially challenging for the financial industry, and to allow for a sufficient reserve available for grant. Therefore, the Board of

Directors has approved, and recommends that shareholders approve, the Amended 2007 Plan which increases the number of authorized shares under the plan by 4 million, from 9 million to 13 million.

If shareholder approval is not obtained for the Amended 2007 Plan at this annual meeting, Huntington will continue to grant equity awards under the 2007 Plan until the authorized and reserved shares are exhausted. Huntington grants equity awards on an annual basis and also as needed for new hire and retention purposes. Equity awards may also be utilized in connection with special situations such as business acquisitions.

If Huntington does not have available shares for equity awards, it may have to increase its base compensation and/or cash incentive compensation in order to retain and attract key employees. Huntington already supplemented its equity awards in 2008 with a cash component in order to conserve shares and maintain the value of awards in the current market. Going forward, increased cash incentives may not be a viable alternative due to implementation of expense controls and the uncertainty of the financial market and potential regulation. Huntington management believes that in the current environment it is especially critical that the company is able to compete for talented employees with the use of equity awards.

The Amended 2007 Plan is being submitted to the shareholders for approval in order to comply with the applicable requirements of The NASDAQ Stock Market, Inc. and to qualify certain awards made to certain officers as deductible for federal income tax purposes under Internal Revenue Code Section 162(m). Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options.

The Board of Directors recommends that you vote for the Amended 2007 Plan for the following reasons:

Compensation Philosophy. Huntington’s equity awards program implemented under the 2007 Plan is a critical part of Huntington’s total compensation package. Huntington believes that its equity based compensation plans have made a significant contribution to its success in attracting and retaining key employees and directors. Huntington believes that equity awards will be especially valuable for attracting and retaining key employees and directors during this challenging economic period. In addition, equity awards link compensation with performance and thus help to motivate participants who make a significant contribution to Huntington’s success. Equity awards also encourage the alignment of senior management’s goals with those of shareholders.

Corporate Governance Practices. The Amended 2007 Plan incorporates key corporate governance practices:

•	minimum three year vesting for awards in most cases;

•	it is administered by a committee of independent directors;

•	the option price of any option may not be altered or repriced without shareholder approval;

•	limits are imposed on the use of “whole share” grants/awards (that is, awards other than options and stock appreciation rights);

•	stock options and stock appreciation rights must be granted at not less than 100% of the fair market value on the date of grant;

•	reload options are not permitted;

•	the structure of the plan facilitates compliance with Code Section 162(m);

•	performance goals may be imposed on any grants as deemed appropriate by the Compensation Committee;

•	no “liberal share counting”; and

•	forfeiture provisions enable the Compensation Committee to cancel awards and/or to require payback of any gains/awards which are tainted by misconduct of the participant.

Limits on Shares Authorized for the Amended 2007 Plan. The Amended 2007 Plan reserves for issuance a maximum aggregate of 13 million shares of Huntington’s common stock, which is 4 million greater than the 9 million previously authorized and reserved. Approximately 3,800,000 shares of common stock previously authorized and approved for issuance under the Amended 2007 Plan are not subject to outstanding awards and remain available for the issuance of additional awards. Accordingly, the number of additional shares available for awards upon approval of the Amended 2007 Plan would be 7.8 million. This amount is equal to approximately 1% of Huntington’s shares outstanding as of January 31, 2009. The market value of the 7.8 million shares of Huntington’s common stock to be subject to the Amended 2007 Plan was approximately $22.5 million on January 31, 2009. Any shares issued under the Plan may be authorized and unissued shares, shares purchased in the open market, or shares held in treasury stock.

No more than 50% of the shares authorized for the Amended 2007 Plan may be used for restricted stock awards, awards of restricted stock units, awards of deferred stock, and long-term performance awards. No more than 10% of the shares authorized for the Amended 2007 Plan may be used for awards granted to directors who are not also employees. No awards may be made on or after December 31, 2016. The shares authorized for issuance under the Amended 2007 Plan and the number of shares subject to any specific award are subject to adjustment for stock dividends, stock splits, spin offs, mergers or other reorganizations as necessary to prevent dilution or enlargement of participants’ rights. Only shares that are subject to an award that terminates, expires, or lapses for any reason will be available for future grants of awards. Further, unless otherwise required by applicable law or regulation, any shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged, consolidated with, or acquired by Huntington will not be subject to the share limitations of the Amended 2007 Plan.

Objectives of the 2007 Plan
The Amended 2007 Plan is designed to provide Huntington flexibility in its ability to motivate, attract, and retain the services of participants who make significant contributions to Huntington’s success and creation of shareholder value. Additional objectives of the Amended 2007 Plan are to:

•	help optimize the profitability and growth of Huntington through stock-based incentives which are consistent with Huntington’s objectives and which link the interests of the participants to those of the shareholders;

•	induce participants to strive for the highest level of performance;

•	promote teamwork; and

•	allow participants to share in Huntington’s success

Administration
The Compensation Committee of Huntington’s Board of Directors will administer the 2007 Plan. Huntington maintains a compensation committee that consists of independent directors as defined under the Nasdaq MarketPlace Rules. For purposes of granting, administering and certifying awards to those Covered Employees the Compensation Committee designates as covered officers (“Covered Officers”), the Compensation Committee or any sub-committee acting on its behalf will be composed of 2 or more members of the Board each of whom is an “outside director” within the meaning of Code Section 162(m). Any Compensation Committee member who is not an “outside director” within the meaning of Code Section 162(m) will abstain from participating in any decision to grant, administer, or certify awards to Covered Officers.

Eligibility
Persons eligible to participate in the Amended 2007 Plan are any employee and any non-employee director of the Huntington or its subsidiaries. As of December 31, 2008, Huntington and its subsidiaries had 11,323 employees and 13 non-employee directors who could be eligible to participate in the Amended 2007 Plan. Participants are selected by the Compensation Committee, which also administers the Plan. Although there can be no assurance as to the number of participants selected by the Compensation Committee, the Compensation Committee approved equity awards under the 2007 Plan for 799 employees in 2008. Employees are eligible to receive all types of awards under the Amended 2007 Plan, while non-employee directors are only eligible to receive non-qualified stock options, restricted stock awards, restricted stock units and deferred stock awards.

Types of Awards
The Compensation Committee will select the participants in the plan, determine the sizes and types of awards, and determine the terms and conditions of awards. As stated above, the

Compensation Committee may from time to time grant stock options, shares of restricted stock, restricted stock units, stock appreciation rights, deferred stock awards, and long-term performance awards. Each award will be evidenced by a written award agreement setting forth the applicable terms and provisions.

Stock Options.  Grants of stock options are subject to the following restrictions and limitations:

•	Options for no more than 4,000,000 shares may be awarded under the Amended 2007 Plan to any participant over any five-year period. Any shares subject to an award of stock appreciation rights to a participant during the same five-year period will count toward this limitation.

•	The Compensation Committee may not grant an option to a participant if the sum of the number of shares then subject to all options held by such participant plus the shares then owned or deemed to be owned under the Code by such participant would constitute more than 10% of the total combined voting power of all classes of stock of Huntington.

•	The Compensation Committee may not grant incentive stock options to any non-employee director.

•	The Compensation Committee may not grant incentive stock options to any employee if the aggregate fair market value of shares underlying all incentive stock options granted under any of Huntington’s plans exercisable for the first time by such employee during any calendar year exceeds $100,000. Any excess will be deemed a non-qualified stock option.

•	The option price for each grant must be at least 100% of the fair market value of a share of Huntington common stock on the date the option is granted. Generally, the fair market value of a share on any given date will be the closing price for which a share was sold on The NASDAQ Stock Market on that date.

•	No option may be exercisable on or after the tenth anniversary date of its grant.

As with the 2007 Plan, reload options are not permitted under the Amended 2007 Plan.

Each stock option agreement will specify the date of grant, the option price, the number of shares to which the option relates, whether the option is intended to be an incentive stock option or a non-qualified stock option, the duration of the option, any time-based vesting restrictions, and any other provision determined by the Compensation Committee.

Each stock option generally will vest ratably until the third anniversary after the date of grant of the option. Options may vest earlier as provided in an award agreement for (a) new hires, (b) retirees, (c) the satisfaction of performance objectives, (d) a change in control, (e) death of the participant, or (f) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

Upon exercise of an option, the participant must pay the full exercise price:

•	by tendering either, or a combination of, cash and/or previously acquired shares that have been held for six months;

•	through a broker-facilitated cashless exercise procedure acceptable to the Compensation Committee; or

•	by any other means which the Compensation Committee determines to be consistent with the plan’s purpose and applicable law.

If shares acquired upon exercise of incentive stock options are disposed of by a participant prior to either two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant must notify Huntington in writing. Further, in such event, the participant will also cooperate with respect to any tax withholding obligations resulting from such disqualifying disposition.

The transfer of stock options is limited. In general, no stock option granted under the Amended 2007 Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

Except as otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of employment for any reason other than death, retirement, or a change in control, a participant’s outstanding options terminate no later than 60 days after the participant’s termination, unless such termination was for cause. If employment is terminated for cause, the rights under each outstanding option granted to the participant terminate immediately. In the event a participant retires under one of Huntington’s retirement plans, or is determined to be so retired by the Compensation Committee, such participant’s outstanding options are exercisable in accordance with their terms until the expiration date of such options. Each incentive stock option not exercised within three months of a participant’s retirement will automatically convert to a non-qualified stock option. If a participant dies while employed or after retirement, his or her options become exercisable in full and may be exercised by the participant’s executor or beneficiaries until the earlier of the expiration date of such options or 13 months from the date of the participant’s death. In addition, the Compensation Committee has the authority to include such other termination provisions in stock option agreements which it deems advisable. These provisions need not be uniform among all participants and may reflect distinctions based upon the reason for termination of employment.

Outstanding options granted to a non-employee director terminate no later than 13 months after the date such non-employee director ceases to be a director for any reason other than retirement, death, or a change in control. Upon the retirement of a non-employee director, his or her options become exercisable in full and may be exercised until their expiration date. In the event of the non-employee director’s death while serving as a non-employee director, or death after retirement as a non-employee director, all such outstanding options granted to the non-employee director will become exercisable in full, and the executor or administrator of such non-employee director’s estate or a person or persons who have acquired the options directly from such non-employee director by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by Huntington, will have until the expiration dates of such options or 13 months after the non-employee director’s date of death, whichever first occurs, to exercise such options.

Restricted Stock Awards.  Each restricted stock agreement will specify the number of restricted shares granted, the period of restriction, and such other provisions as the Compensation Committee may determine. Other restrictions the Compensation Committee may impose include a stipulated purchase price, restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, a performance cycle, any time-based restrictions, and/or any restrictions under applicable federal or state securities laws. If the period of restriction is based on the passage of time, the period of restriction will be not less than three years from the date of grant. Grants of restricted stock may vest earlier, however, as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary termination without cause, (d) the satisfaction of performance objectives, (e) a change in control, (f) death of the participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington. In no event, however, will restricted stock vest earlier than six months after the date of grant.

Such “other circumstances” include grants of restricted stock designed to comply with the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The ARRA prohibits Huntington from granting bonuses or incentive compensation to the following executives because of the assistance Huntington received under the United States Treasury Department’s Troubled Asset Relief Program (“TARP”): (a) any of the top 5 most highly compensated employees whose compensation is required to be disclosed in this proxy statement by the Securities Exchange Act of 1934 to reported (“Senior Executive Officers” or “SEOs”) and (b) any of the 20 next highest most highly compensated employees of Huntington, or such larger number that the United States Treasury Secretary may require. An exception to this prohibition is that Huntington may grant to such executives shares of restricted stock that do not vest until Huntington has repaid to the United States Treasury Department the amount of assistance Huntington received under TARP. Such an award of restricted stock may not have a value greater than 1/3 of the total amount of annual compensation of the employee receiving the reward. Accordingly, Huntington may grant to its SEOs and other such highly compensated employees restricted stock that vests at the later of (a) 6 months after the date of grant or (b) the date that the ARRA restrictions lapse.

At the Compensation Committee’s discretion, during the period of restriction, participants may exercise full voting rights with respect to the restricted shares and may be credited with regular cash dividends paid on such shares. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of restricted stock, upon such terms as the Compensation Committee establishes. Shares of restricted stock will become freely transferable by the participant after the last day of the applicable period of restriction. The maximum aggregate cash equivalent value of shares of restricted stock that may be awarded to a participant for any calendar year will be $4,000,000. The cash equivalent value of any awards of restricted stock units and/or deferred stock awarded to such participant for such calendar year will count toward this limitation.

Restricted Stock Units (RSUs).  Each RSU agreement will specify the number of RSUs granted, the form of payment of the RSU, the period of restriction, and such other provisions as the Compensation Committee may determine. Other restrictions the Compensation Committee may impose include a stipulated purchase price, restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, a performance cycle, time-based restrictions, and/or any restrictions under applicable federal or state securities laws. If the period of restriction is based on the passage of time, the period of restriction will be not less than three years from the date of grant. Grants of restricted stock units may vest earlier, however, as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary termination without cause, (d) the satisfaction of performance objectives, (e) a change in control, (f) death of the participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington. In no event, however, will restricted stock units vest earlier than six months after the date of grant.

Such “other circumstances” include grants of restricted stock units designed to comply with the American Recovery and Reinvestment Act of 2009 (the “ARRA”). As described previously, the ARRA prohibits Huntington from granting bonuses or incentive compensation to the following executives because of the assistance Huntington received under the United States Treasury Department’s Troubled Asset Relief Program (“TARP”): (a) its Senior Executive Officers and (b) any of the 20 next highest most highly compensated employees of Huntington, or such larger number that the United States Treasury Secretary may require. An exception to this prohibition is that Huntington may grant to such executives shares of restricted stock that do not vest until Huntington has repaid to the United States Treasury Department the amount of assistance Huntington received under TARP. Such an award of restricted stock may not have a value greater than 1/3 of the total amount of annual compensation of the employee receiving the reward. If future guidance indicates that this exception also applies to restricted stock units, Huntington may grant to its SEOs and other such highly compensated employees restricted stock units that vest at the later of (a) 6 months after the date of grant or (b) the date that the ARRA restrictions lapse.

During the period of restriction, participants holding RSUs may not exercise any voting rights and will not be entitled to any dividends or dividend equivalents with respect to the RSUs, unless otherwise determined by the Compensation Committee in its discretion. Participants have no right to transfer any rights with respect to restricted stock units during the period of restriction. The maximum aggregate cash equivalent value of an award of RSUs that may be awarded to a participant for any calendar year will be $4,000,000. The cash equivalent value of any awards of restricted stock and/or deferred stock awarded to such participant for such calendar year will count toward this limitation.

Stock Appreciation Rights (SARs).  A SAR will represent a right to receive a payment in cash, shares, or a combination thereof, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which will be no less than the fair market value on the date the SAR was granted (or the option price for SARs granted in tandem with an option). Each SAR agreement will specify the exercise price, the duration of the stock appreciation right, the number of shares to which the rights pertain, the form of payment of the SAR upon exercise, whether the stock appreciation right is granted in tandem with the grant of a stock option or is freestanding, and such other provisions as the Compensation Committee may determine. SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee will approve and be set forth in the award agreement, which need not be the same for each grant or each participant.

Each SAR generally will vest ratably until the third anniversary after the date of grant of the SAR. SARs may vest earlier as provided in an award agreement for (a) new hires, (b) retirees, (c) the satisfaction of performance objectives, (d) a change in control, (e) death of the participant, or (f) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

SARs granted in tandem with the grant of a stock option may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. SARs granted in tandem with the grant of a stock option may be exercised only with respect to the shares for which the related option is then exercisable.

With respect to stock appreciation rights granted in tandem with an incentive stock option, such SAR will expire no later than the expiration of the underlying incentive stock option. In addition, the value of the payout with respect to such stock appreciation right may be for no more than 100% of the difference between the exercise price for the underlying option and the fair market value of the shares subject to the option at the time the stock appreciation right is exercised. SARs granted independently from the grant of a stock option may be exercised upon the terms and conditions stated in the applicable award agreement.

Award agreements for stock appreciation rights will set forth the extent to which the participant will have the right to exercise SARs following termination of employment. Such provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all the SARs granted and may reflect distinctions based on the reasons for termination of employment. No SAR granted under the Amended 2007 Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee in its discretion. SARs granted in tandem with an incentive stock option will be exercisable during the participant’s lifetime only by such participant. The maximum aggregate number of shares which may be subject to one or more SAR awards (whether settled in cash, shares, or a combination thereof) to a participant shall be 4,000,000 shares over any five-year period. Any shares subject to options awarded to such participant over the same five-year period will count toward this limitation.

Deferred Stock Awards.  Each deferred stock grant or sale will constitute the agreement by Huntington to deliver shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral periods as the Compensation Committee may specify. Each such grant or sale may be made without additional consideration or in consideration of a payment that is less than the fair market value of the shares on the date of grant. Each deferred stock agreement will specify the form of payment of the award and contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Each grant or sale of deferred stock will be subject to a deferral period of not less than one year, as determined by the Compensation Committee at the date of grant.

During the deferral period, the participant will have no rights of ownership in the shares of deferred stock and will have no right to vote them, unless otherwise determined by the Compensation Committee in its discretion. The Compensation Committee may, at or after the date of grant, authorize payment of dividend equivalents on any shares of deferred stock during the deferral period on either a current, deferred or contingent basis, either in cash or in additional shares. Participants have no right to transfer any rights with respect to the deferred stock during the deferral period. The maximum aggregate cash equivalent value of an award of shares of deferred stock that may be awarded to any participant for any calendar year will be $4,000,000. The cash equivalent value of any awards of restricted stock and/or RSUs awarded to such participant for such calendar year will count toward this limitation.

Long-Term Performance Awards.  Long-term performance awards may be in the form of shares and/or cash in amounts and upon terms as determined by the Compensation Committee. The Compensation Committee will set performance objectives which, depending upon the extent to which they are met, will determine the number of shares and/or value of long-term performance awards that will be paid to a participant. The Compensation Committee will establish two-, three-, or four-year performance cycles for each award and may impose other conditions and restrictions, including restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, any time-based restrictions, or any restrictions under applicable federal or state securities laws.

After the end of a performance cycle, the participant will be entitled to receive payments of the amount of shares and/or cash earned by the participant over the performance cycle; provided, however, that except in the case of a change in control, the Compensation Committee has the discretion to reduce or eliminate an award that would otherwise be payable. Payment of awards will be made in the form of cash or in shares of common stock, or in a combination thereof which have an aggregate fair market value equal to the value of the earned award at the close of the cycle. The Compensation Committee may place restrictions on shares of common stock awarded. Except in the case of a change in control, a participant must remain employed by the Huntington until the date of payment in order to be entitled to a payment of a long-term performance award unless the Compensation Committee, in its discretion, provides for a partial or full payment to a participant who is not employed at the time of payment.

No payment of a long-term performance award under the Amended 2007 Plan for any specified cycle to a participant may exceed $4,000,000 in cash or its equivalent in shares. Long-term performance awards may not be sold, transferred, pledged, or otherwise alienated, other than by will or the laws of descent and distribution.

Section 162(m) Deduction Qualifications
Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. One rule is that Huntington may not deduct any compensation in excess of $500,000 to its Senior Executive Officers so long as Huntington still has an obligation to repay its TARP assistance to the United States Treasury Department. If this rule does not apply, Code Section 162(m) also limits the federal income tax deductibility of compensation paid to Huntington’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by Huntington only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). The Compensation Committee will work to structure awards to comply with Code Section 162(m) unless the Compensation Committee determines that such compliance is not desirable with respect to any specified award.

Within 90 days of the beginning of each performance cycle, or such earlier or later date as may be permitted by Code Section 162(m), the Compensation Committee will designate those participants whose awards under the Amended 2007 Plan will be calculated pursuant to the qualified performance-based compensation provisions of Code Section 162(m) (the “covered employees”) and establish the “qualifying performance criteria” applicable to the performance cycle for each so designated covered employee. For purposes of the 2007 Plan, “qualifying performance criteria” will be any of the following performance criteria:

•	net income;

•	earnings per share;

•	return on equity, return on average equity, or return on tangible common equity (defined as a ratio, the numerator of which is income before amortization of intangibles and the denominator of which is tangible common equity);

•	return on assets or return on average assets;

•	efficiency ratio determined as the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains);

•	non-interest income to total revenue ratio;

•	net interest margin;

•	revenues;

•	credit quality;

•	net operating profit;

•	loan growth;

•	deposit growth;

•	non-interest income growth;

•	total shareholder return;

•	market share;

•	productivity;

•	interest income; and

•	other strategic milestones based on objective criteria established by the Compensation Committee, provided that with respect to Covered Officers, such strategic milestones must be approved by the shareholders prior to the payment of the award.

Qualifying Performance Criteria may be expressed in terms of (1) attaining a specified absolute level of the criteria, or (2) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Compensation Committee. The Qualifying Performance Criteria may be applied either to the Corporation as a whole or to a business unit or subsidiary, as determined by the Compensation Committee. Qualifying Performance Criteria may be different for different Participants, as determined in the discretion of the Compensation Committee.

In determining whether a performance goal has been met, the Compensation Committee may include or exclude “extraordinary events” (as defined below), or any other objective events or occurrences of a similar nature in determining whether a performance goal based on the qualifying performance criteria has been achieved. Notwithstanding the above, the attainment of the performance goals and the determination of results for designated Covered Officers will be evaluated entirely on the qualifying performance criteria. Extraordinary events may only be considered in reducing an award that would otherwise be payable to a Covered Officer. Further, the Compensation Committee does have the discretion to reduce or eliminate an award for any participant, including an award to a Covered Officer, based on the Compensation Committee’s evaluation of extraordinary events or other factors. Under no circumstances may the Compensation Committee increase an award paid to any designated Covered Officer above the amount which was determined based upon the Covered Officer’s pre-established performance goals for the applicable performance cycle. Awards may be paid to Covered Officers only after the Compensation Committee has certified in writing that the performance goals have been met. Extraordinary events are:

•	changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results;

•	accruals for reorganization and restructuring programs;

•	special gains or losses in connection with mergers and acquisitions or on the sale of branches or significant portions of the company;

•	any extraordinary non-recurring items described in Accounting Principles Board Opinion No. 30 and/or in Management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Annual Report on Form 10-K filed with the Securities and Exchange Commission;

•	losses on the early repayment of debt; or

•	any other events of occurrences of a similar nature.

For purposes of granting, administering and certifying awards to Covered Officers, the Compensation Committee or any sub-Compensation Committee acting on its behalf will be composed of 2 or more directors, each of whom is an “outside director” within the meaning of Code Section 162(m). Any Compensation Committee member who is not an “outside director” will abstain from participating in any decision to grant, administer, or certify awards to Covered Officers.

The maximum aggregate number of shares which may be subject to (1) option by one or more option awards, (2) one or more SAR awards (whether settled in cash, shares or any combination thereof), or (3) any combination of option awards or SAR awards to a participant will be 4,000,000 shares over any 5 year period. Further, the maximum amount of compensation (whether represented by shares, cash or a combination thereof) that may be payable to a participant, including a Covered Officer, with respect to any specified performance cycle, pursuant to the attainment of a performance goal associated with a long-term performance award, restricted stock award, restricted stock unit award, or deferred stock award will be $4,000,000 for each type of award.

Change in Control
Unless otherwise specifically prohibited under applicable law, upon the occurrence of a change in control:

•	All options and stock appreciation rights granted under the Amended 2007 Plan will become immediately exercisable in full;

•	All such options and stock appreciation rights will remain exercisable throughout their term notwithstanding the death, retirement, or termination of employment or directorship of the participant;

•	All non-performance based restriction periods or restrictions imposed on shares of restricted stock, restricted stock units, stock appreciation rights, and deferred stock will lapse; and

•	All long-term performance awards and performance based awards of shares of restricted stock, restricted stock units, stock appreciation rights, and shares of deferred stock will be measured as of the date of the change in control and will be paid within thirty days following the change in control in a pro rata amount based upon the actual results and the length of time which has elapsed prior to the change in control.

Generally, a change in control will be deemed to have occurred if:

•	anyone other than a director or officer or an affiliate of a director or officer becomes the beneficial owner of 35% or more of Huntington’s voting power;

•	the current directors of Huntington, together with all subsequently elected directors whose election or nomination was approved by the current directors, no longer constitute at least a majority of the Huntington’s board of directors;

•	Huntington merges or consolidates with another entity and the shareholders of Huntington immediately prior to the merger or consolidation hold less than 51% of the combined entity immediately after the merger or consolidation;

•	there is a sale or other disposition of 50% or more of the assets or earning power of Huntington;

•	Huntington is liquidated or dissolved; or

•	there is a reorganization, recapitalization, or other transaction which has the same effect as any of the foregoing.

Federal Income Tax Consequences of the Plan
Based on Management’s understanding of current federal income tax laws, the federal income tax consequences of awards under the Amended 2007 Plan are, generally, as follows:

Options and SARs.  In general, a recipient of an option or SAR granted under the Amended 2007 Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss. The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee. The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price. An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method. Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock.  In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions. Alternatively, unless prohibited by the Compensation Committee, a participant may elect under section 83(b) of the Code to be taxed at the time of receipt, provided the participant provides the Compensation Committee with ten days’ prior written notice of his or her intent to do so. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

RSUs.  In general, a participant who is awarded RSUs will not recognize taxable income upon receipt. When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. In such a case, a participant, unless prohibited by the Compensation Committee, may elect under section 83(b) of the Code to be taxed at the time of receipt, provided the participant provides the Compensation Committee with ten days’ prior written notice of his or her intent to do so. In general, any gain recognized thereafter will be capital gain.

Deferred Stock.  In general, a participant who receives an award of deferred stock will not recognize taxable income upon receipt, but instead will be subject to tax at ordinary income rates on the fair market value of any nonrestricted stock on the date that such stock is transferred to the participant under the award, reduced by any amount paid by the participant for such stock. In general, any gain recognized thereafter will be capital gain.

Withholding Requirements.  A participant may satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld at the minimum statutory tax withholding rate, or by delivering to Huntington already-owned shares, having a value equal to the amount required to be withheld.

Deduction Limits and Performance Measures.  Huntington generally will be entitled to a tax deduction in connection with an award made under the Amended 2007 Plan only to the extent that the participant recognizes ordinary income from the award. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. One rule is that Huntington may not deduct any compensation in excess of $500,000 to its Senior Executive Officers so long as Huntington still has an obligation to repay its TARP assistance to the United States Treasury Department. If this rule does not apply, Code Section 162(m) also limits the federal income tax deductibility of compensation paid to Huntington’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by Huntington only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). The Amended 2007 Plan has been designed so that, assuming its approval by Huntington’s shareholders at the annual meeting, awards to designated Covered Officers should qualify as performance-based compensation under Code Section 162(m). The Compensation Committee has also reserved the right, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of Huntington’s executive compensation philosophy and whether it is in the best interests of Huntington to have such award so qualified.

Code Section 409A Compliance.  Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on proposed regulations and other guidance issued under Code Section 409A, the awards under the Amended 2007 Plan could be affected. In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply. If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

Huntington has designed the Amended 2007 Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A. Huntington intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

Huntington does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2007 Plan. Participants in the Amended 2007 Plan should consult their own personal tax advisors to determine the particular tax consequences of the Amended 2007 Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

Other Provisions
The Compensation Committee is given broad discretion to interpret the Amended 2007 Plan and establish rules for the plan’s administration, except as may be limited by law or Huntington’s Charter or Bylaws. The Compensation Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Amended 2007 Plan or any award in order to carry out the plan as intended. To the extent permitted by law, the Compensation Committee may delegate its authority under the Amended 2007 Plan.

Nothing in the Amended 2007 Plan limits Huntington’s right to terminate any participant’s employment at any time, with or without cause, nor confers upon any participant any right to continued employment with Huntington. The plan does not give any participant any interest, lien or claim against any specific asset of Huntington, and thus, the participant will have only the rights of a general unsecured creditor of Huntington. Huntington has the right to deduct or withhold, or require the participant to remit an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required to be withheld with respect to any taxable event arising under the 2007 Plan. The participant may elect to have Huntington withhold shares having a fair market value equal to the minimum statutory federal, state and local tax rates. Alternatively, the participant may deliver shares that have been held at least six months to satisfy the tax withholding obligation related to the transaction. Participants may name beneficiaries to receive his or her benefits under the Amended 2007 Plan in case the participant dies before he or she receives such benefit.

The Compensation Committee may permit or require a participant to defer receipt of an award which would otherwise be due the participant. In that event, the Compensation Committee may establish procedures for payment of such deferred awards, including the payment of interest or dividend equivalents. Except following a change in control, in the event the Compensation Committee determines that a participant has committed a serious breach of conduct (which includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002) or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with Huntington, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. In addition, if such conduct or activity occurs within three years of the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to Huntington any gain realized or payment received upon exercise or payment of such award.

Except in the case of a change in control or where shareholder approval is required, the Compensation Committee or the Board of Directors will have the authority to alter, suspend, or terminate the plan in whole or in part at any time. Shareholder approval is required to change the stated maximum limits on shares and cash awards, change the minimum option price of an option, change the eligible participants, change the qualifying performance criteria and maximum awards for Covered Officers, or reprice or alter the option price of stock options.

It is not possible to state in advance the exact number, types, or values of awards that may be made or the identity of the employees and directors who may receive awards under the Amended 2007 Plan. It is also not possible to determine the awards that might have been paid in 2008 if the Amended 2007 Plan had then been in effect then because the Compensation Committee has discretion to determine the sizes and types of awards to be granted under the Amended 2007 Plan. Any actual awards, however, which are made to Huntington’s named executive officers and directors will be reported as required in Huntington’s future proxy statements.

The affirmative vote of the holders of a majority of Huntington common stock present at the meeting is required to approve the Amended 2007 Plan. As noted above, the Amended 2007 Plan is being submitted to the shareholders for approval in order to comply with the applicable requirements of The NASDAQ Stock Market, Inc. and to qualify certain awards made to certain officers as deductible for federal income tax purposes under Code Section 162(m). Further, shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options. A vote in favor of adopting the Amended 2007 Plan will constitute approval of all terms of the plan, including the adoption of all qualifying performance criteria identified above, the eligible employees, the maximum award payable to a participant, and other terms applicable to Covered Officers.

Huntington believes that its equity based compensation plans have made a significant contribution to its success in attracting and retaining key employees and directors.

The board of directors recommends a vote FOR the approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan as amended and restated.

Equity Compensation Plan Information
The following table sets forth information about Huntington common stock authorized for issuance under Huntington’s existing equity compensation plans as of December 31, 2008.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants,	options, warrants,	reflected in column
	and rights(3)	and rights	(a))(4)
Plan category(2)	(a)	(b)	(c)

Equity compensation plans approved by security holders	20,297,317	$24.40	3,865,385
Equity compensation not approved by security holders(2)	7,814,021	18.37	438,341

Total	28,111,338	$22.73	4,303,726

(1)	All equity compensation plan authorizations for shares of common stock provide for the number of shares to be adjusted for stock splits, stock dividends, and other changes in capitalization. The Huntington Investment and Tax Savings Plan, a broad-based plan qualified under Code Section 401(a)

which includes Huntington common stock as one of a number of investment options available to participants, is excluded from the table.

(2)	This category includes the Employee Stock Incentive Plan, a broad-based stock option plan under which active employees, excluding executive officers, have received grants of stock options, and the Executive Deferred Compensation Plan, which provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards, and up to 100% of long-term incentive awards.

(3)	The figures in this column reflect shares of common stock subject to stock option grants outstanding as of December 31, 2008.

(4)	The figures in this column reflect shares reserved as of December 31, 2008 for future issuance under employee benefit plans, including shares available for future grants of stock options but excluding shares subject to outstanding options. Of these amounts, shares of common stock available for future issuance other than upon exercise of options, warrants or rights are as follows:

•	438,341 shares reserved for the Executive Deferred Compensation Plan;

•	No shares reserved for the Supplemental Plan under which voluntary participant contributions made by payroll deduction are used to purchase shares;

•	No shares reserved for the Deferred Compensation Plan for Huntington directors under which directors may defer their director compensation and such amounts may be invested in shares of Huntington common stock; and

•	78,481 shares reserved for a similar plan (now inactive), the Deferred Compensation Plan for Directors, under which directors of selected subsidiaries of Huntington may defer their director compensation and such amounts may be invested in shares of Huntington common stock.

Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has again selected Deloitte & Touche LLP, an independent registered public accounting firm, and referred to as IRPAF, as Huntington’s IRPAF for 2009. Deloitte & Touche LLP has served as Huntington’s IRPAF since 2004. Although not required, shareholders are being asked to ratify the appointment of Deloitte & Touche LLP as IRPAF for Huntington for the year 2009. The Audit Committee will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees.  Audit fees are fees for professional services rendered for the audits of Huntington’s annual financial statements and internal control over financial reporting, review of the financial statements included in Form 10-Q filings, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. The aggregate audit fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2008 and December 31, 2007 were $2,062,162 and $2,321,974, respectively.

Audit-Related Fees.  The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for Huntington and its subsidiaries for the fiscal years ended December 31, 2008 and December 31, 2007 were $964,572 and $836,529, respectively. Audit related fees generally include fees for assurance services such as audits of subsidiaries and pension plans, compliance related to servicing of assets, and service organization examinations.

Tax Fees.  The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for Huntington and its subsidiaries for the fiscal years ended December 31, 2008 and December 31, 2007 were $39,177 and $35,000, respectively. The tax-related services were all in the nature of tax compliance.

All Other Fees.  For the fiscal years ended December 31, 2008 and December 31, 2007, Deloitte & Touche LLP did not bill Huntington and its subsidiaries for any other services.

The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the IRPAF, and shall not engage the IRPAF to perform the specific non-audit services prohibited by law or regulation. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has given general pre-approval for specified audit, audit-related, tax and other services. The terms of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review and pre-approve the services that may be provided by Deloitte & Touche LLP without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. Pre-approval fee levels for all services to be provided by Deloitte & Touche LLP are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management. The Audit Committee may, however, delegate pre-approval authority to a member of its committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to its chairman. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chairman. The Audit Committee has considered and determined that the provision by Deloitte & Touche LLP of services described above is compatible with maintaining Deloitte & Touche LLP’s independence.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Advisory Vote On Executive Compensation
As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, Huntington believes that its compensation policies and procedures strongly align the interests of executives and shareholders. Huntington believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance. Huntington’s compensation policies and procedures are described in detail on pages       to       of this proxy statement.

The proposal set forth below, which is advisory and will not bind the board, gives the shareholders the opportunity to vote on the compensation of Huntington’s executives.

Upon the recommendation of the board of directors, we ask you to consider the following resolution:

“RESOLVED, that the stockholders of Huntington Bancshares Incorporated approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such Named Executive Officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

This proposal has been drafted to comply with Section 7001 of the American Recovery and Reinvestment Act of 2009, which amended Section 111(e) of the Emergency Economic Stabilization Act of 2008. This amendment applies to Huntington based on its participation in the TARP Capital Purchase Program, as described in more detail in our CD&A.

The board of directors recommends a vote FOR the approval of the advisory vote on executive compensation, as described above.

Executive Officers of Huntington
Each executive officer of Huntington, as of February 18, 2009, is listed below, together with a statement of the business experience of that officer during at least the last five years. Executive officers are elected annually by the board of directors and serve at its pleasure.

STEPHEN D. STEINOUR, age 50, was appointed Chairman, President and Chief Executive Officer of Huntington and The Huntington National Bank effective January 14, 2009. Before joining Huntington, Mr. Steinour was with Citizens Financial Group in Providence, Rhode Island from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named President in 2005 and Chief Executive Officer in 2007. In 2008, Mr. Steinour joined Cross Harbor Capital partners in Boston as a managing partner.

MELINDA S. ACKERMAN, age 61, has served as Executive Vice President and Director of Human Resources for Huntington since February 2005. Prior to joining Huntington Ms. Ackerman served as Senior Vice President in charge of Human Resources for American Electric Power (AEP) in Columbus. In her 30 years experience in human resources, Ms. Ackerman also served in various other human resource roles with AEP.

DANIEL B. BENHASE, age 49, has served as Senior Executive Vice President of The Huntington National Bank since February 2005, as Senior Trust Officer since April 2002 and has managed the Bank’s Private Financial Group since June 2000. Mr. Benhase served as Executive Vice President of The Huntington National Bank from June 2000 to February 2005. Prior to joining Huntington, Mr. Benhase served as Executive Vice President for Firstar Corporation from 1994 to June 2000, and as Executive Vice President for Firstar Bank, N.A. from 1992 to 1994 where he was responsible for managing trust, investment management, private banking and brokerage activities.

RICHARD A. CHEAP, age 57, has served as General Counsel and Secretary for Huntington and as Executive Vice President, General Counsel, Secretary and Cashier of The Huntington National Bank since May 1998. Mr. Cheap has also served as a vice president and a director since April 2001, and as Secretary from April 2001 to December 2001, of Huntington Preferred Capital, Inc. Prior to joining Huntington, Mr. Cheap practiced law with the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, from 1981, and as a partner from 1987 to May 1998. While with Porter, Wright, Morris & Arthur LLP, Mr. Cheap represented Huntington in a variety of matters, including acting as lead attorney in negotiating the terms and documentation of most of Huntington’s bank acquisitions during the preceding nine years.

JAMES S. DUNLAP, age 56, has served as Regional Banking Group President for The Huntington National Bank since January 2006 overseeing Huntington’s operations in Michigan, Northwest Ohio, Cleveland and Pittsburgh. In addition, Mr. Dunlap has served as Regional President for Huntington’s West Michigan operations since 2001. Mr. Dunlap also served as Executive Vice President of Retail and Commercial Banking for Huntington’s operations in the State of Florida in 1996 prior to being named as Regional President for that region from 1997 to 2001. Mr. Dunlap joined Huntington in 1979 in Northwest Ohio serving in several capacities including Regional Retail Administrator, Corporate Banking Group Head overseeing Commercial Lending, Treasury Management and Public Funds, and was named Regional President of Huntington’s Northwest Ohio operations from 1992 to 1996.

DONALD R. KIMBLE, age 49, has served as Chief Financial Officer for Huntington since August 2004, as Executive Vice President since June 2004, and as Treasurer since May 2007. Mr. Kimble served as Controller from August 2004 to July 2006. Mr. Kimble has also served as Executive Vice President and Controller for The Huntington National Bank since August 2004. Mr. Kimble has served as President and a director of Huntington Preferred Capital, Inc. since August 2004. Prior to joining Huntington, Mr. Kimble served as Executive Vice President and Controller for AmSouth Bancorporation from December 2000 to June 2004, and previously held various accounting and subsidiary chief financial officer positions with Bank One Corporation from July 1987 to December 2000.

MARY W. NAVARRO, age 53, has served as Regional Banking Group President since April 2006 and as Senior Executive Vice President of The Huntington National Bank since February 2005. She has managed the retail banking line of business since June 2002 when she joined the Bank as Executive Vice President. Ms. Navarro has managed Operations and Technology since January 2008.

Ms. Navarro also served as interim director of Human Resources for Huntington from September 2004 to February 2005. Prior to joining Huntington, Ms. Navarro served as Executive Vice President and Eastern Region Retail Manager for Bank One Corp. from 1996 to May 2002. Ms. Navarro served Bank One Corporation in various capacities from January 1986 and held many senior leadership positions including Small Business National Sales Manager, National Retail Business Credit Delivery Manager, Regional Business Banking Sales Manager, and Commercial Banking Manager.

JAMES W. NELSON, age 49, has served as Executive Vice President and Chief Risk Officer for Huntington since joining the company in November 2004 and is responsible for risk oversight across the company. Prior to joining Huntington, Mr. Nelson spent 17 years with the Federal Reserve Bank of Chicago in various capacities, most recently as Senior Vice President, Supervision and Regulation, from August 2002 to October 2004. In this capacity he directed the supervision of more than 1,000 bank holding companies, state member banks and U.S. foreign branches. He also served as chair of the Federal Reserve’s Regional Banking Organization Subcommittee and as a member of the Basel Implementation Council and of the Federal Reserve’s Strategic Planning Steering Committee.

R. MICHAEL PRESCOTT, age 47, has served as Regional Banking Group President for The Huntington National Bank since April 2006 overseeing Southern Ohio/Northern Kentucky, West Virginia, Indiana, Akron/Canton, Ohio Valley and the Mahoning Valley regions. Mr. Prescott has also lead the commercial line of business since January 2008. Mr. Prescott served as Regional President of Southern Ohio/Northern Kentucky from May 2001 to January 2008. Mr. Prescott joined Huntington in 1996 with nine years of commercial lending experience at NBD Bank in Detroit and Columbus.

NICHOLAS G. STANUTZ, age 54, has served as Senior Executive Vice President since February 2005 and as Group Manager for Dealer Sales since June 1999 for The Huntington National Bank. Mr. Stanutz served as Executive Vice President of The Huntington National Bank from June 1999 to February 2005. Prior thereto, Mr. Stanutz served as Senior Vice President from May 1986 to June 1999, as Product Manager for automobile financing from June 1994 to June 1999, and as Indiana Dealer Sales Manager from May 1986 to June 1994.

Proposals by Shareholders for 2010 Annual Meeting
If any shareholder of Huntington wishes to submit a proposal for inclusion in Huntington’s annual meeting proxy statement and form of proxy with respect to the 2010 Huntington annual meeting, the proposal must be received by the Secretary of Huntington at the principal executive offices of Huntington, Huntington Center, 41 South High Street, Columbus, Ohio 43287, prior to the close of business on [November 12, 2009. ]

In addition, Huntington’s bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Huntington board of directors, and (2) the nomination, other than by or at the direction of the Huntington board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s Huntington annual meeting or who wishes to nominate a candidate for election as a director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of Huntington at Huntington’s principal executive offices.

Other Matters
As of the date of this Proxy Statement, Management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

Huntington’s 2008 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2008 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287.  In addition, Huntington’s Form 10-K for 2008 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this Proxy Statement as a result of your participation in the Huntington Investment and Tax Savings Plan or the Sky Financial Group Inc. Profit Sharing, 401(k), and ESOP Plan, a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under these plans. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

The Securities and Exchange Commission has adopted householding rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering one copy of these materials to these shareholders. A number of brokerage firms have instituted householding procedures. If you hold your shares in “street name”, please contact your bank, broker, or other holder of record to request information about householding.

.NNNNNNNNNNNN + C 1234567890 NNNNNN NNNNNNNNNMR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Annual Meeting Proxy Notice123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 22, 2009 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN2009 When you go online to view materials, you can also vote your shares. 3Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.envisionreports.com/HBAN2009 to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2009 to facilitate timely delivery. 02 0 9 7 4+ <STOCK#>010LKB

Proxy – Huntington Bancshares Incorporated The 2009 Annual Meeting of Shareholders will be held on Wednesday, April 22, 2009 at the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio at 11:00 a.m., local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1.Election of Class I Directors: 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little 2.Approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan. 3.Ratification of appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Corporation for the year 2009. 4.A non-binding advisory vote on executive compensation. 5.In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3Internet – Go to envisionreports.com/HBAN2009. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2009. 010LKB

.NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 22, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN2009 • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Class I Directors:For WithholdFor WithholdFor Withhold+ 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little For Against AbstainFor Against Abstain 2. Approval of the Amended and Restated 2007 Stock and3. Ratification of appointment of Deloitte & Touche LLP to Long-Term Incentive Plan.serve as the independent registered public accounting firm for the Corporation for the year 2009. 4. A non-binding advisory vote on executive compensation.5. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 3 A V0 2 0 9 7 4 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#>010LGB

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Huntington Bancshares Incorporated Proxy Solicited by the Board of Directors for Annual Meeting — April 22, 2009 The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Mary Beth M. Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio, on Wednesday, April 22, 2009, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE AMENDED AND RESTATED 2007 STOCK AND LONG-TERM INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AND FOR THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION. (Continued and to be signed on reverse side.)

.NNNNNNNNNNNN + C 1234567890 NNNNNN NNNNNNNNNMR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Annual Meeting Instruction Notice123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 22, 2009 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN2009 When you go online to view materials, you can also vote your shares. 3Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.envisionreports.com/HBAN2009 to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2009 to facilitate timely delivery. 02 0 9 7 4+ <STOCK#>010LLB

Huntington Investment and Tax Savings Plan The 2009 Annual Meeting of Shareholders will be held on Wednesday, April 22, 2009 at the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio at 11:00 a.m., local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1.Election of Class I Directors: 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little 2.Approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan. 3.Ratification of appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Corporation for the year 2009. 4.A non-binding advisory vote on executive compensation. 5.In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3Internet – Go to envisionreports.com/HBAN2009. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2009.
010LLB

.NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 20, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN2009 • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Instruction Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Class I Directors:For WithholdFor WithholdFor Withhold+ 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little For Against AbstainFor Against Abstain 2. Approval of the Amended and Restated 2007 Stock and3. Ratification of appointment of Deloitte & Touche LLP to Long-Term Incentive Plan.serve as the independent registered public accounting firm for the Corporation for the year 2009. 4. A non-binding advisory vote on executive compensation.5. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 3 A V0 2 0 9 7 4 3MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#>010LIB

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Huntington Investment and Tax Savings Plan Instruction Card to Plan Trustee Huntington Bancshares Incorporated Annual Meeting — April 22, 2009 The undersigned participant in the Huntington Investment and Tax Savings Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Mary Beth M. Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote pursuant to paragraph 11.05(e) of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio, on Wednesday, April 22, 2009, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE PLAN’S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN. (Continued and to be signed on reverse side.)

.NNNNNNNNNNNN + C 1234567890 NNNNNN NNNNNNNNNMR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! Annual Meeting Instruction Notice123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 22, 2009 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/HBAN2009 When you go online to view materials, you can also vote your shares. 3Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.envisionreports.com/HBAN2009 to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2009 to facilitate timely delivery. 02 0 9 7 4+ <STOCK#>010LMB

Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan The 2009 Annual Meeting of Shareholders will be held on Wednesday, April 22, 2009 at the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio at 11:00 a.m., local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1.Election of Class I Directors: 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little 2.Approval of the Amended and Restated 2007 Stock and Long-Term Incentive Plan. 3.Ratification of appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Corporation for the year 2009. 4.A non-binding advisory vote on executive compensation. 5.In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. 3Internet – Go to envisionreports.com/HBAN2009. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. 3Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the three numbers located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2009. 010LMB

.NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 20, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HBAN2009 • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Instruction Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Class I Directors:For WithholdFor WithholdFor Withhold+ 01 — John B. Gerlach, Jr.02 — D. James Hilliker03 — Jonathan A. Levy 04 — Gene E. Little For Against AbstainFor Against Abstain 2. Approval of the Amended and Restated 2007 Stock and3. Ratification of appointment of Deloitte & Touche LLP to Long-Term Incentive Plan.serve as the independent registered public accounting firm for the Corporation for the year 2009. 4. A non-binding advisory vote on executive compensation.5. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 3 A V0 2 0 9 7 4 4MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#>010LJB

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan Instruction Card to Plan Trustee Huntington Bancshares Incorporated Annual Meeting — April 22, 2009 The undersigned participant in the Sky Financial Group, Inc. Profit Sharing, 401(K), & ESOP Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Mary Beth M. Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote pursuant to section 15 ..05 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Arena Grand Movie Theatre, 175 West Nationwide Boulevard, Columbus, Ohio, on Wednesday, April 22, 2009, and at any adjournment or adjournments thereof as designated on the reverse. The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals. IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE TERMS OF THE PLAN. (Continued and to be signed on reverse side.)